EXECUTION COPY
                                                                     Exhibit 2.1


                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                           CIRCUIT CITY STORES, INC.,

                       FIRST NORTH AMERICAN NATIONAL BANK,

                         DC FUNDING INTERNATIONAL, INC.

                                       AND

                      FLEET BANK (RI), NATIONAL ASSOCIATION



                          Dated as of October 21, 2003




                                TABLE OF CONTENTS
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                                                                                                               Page

ARTICLE I           DEFINITIONS...................................................................................2
         SECTION 1.01.         Definitions........................................................................2
         SECTION 1.02.         Construction......................................................................22

ARTICLE II          PURCHASE AND SALE OF ASSETS..................................................................22
         SECTION 2.01.         Sale by FNANB.....................................................................22
         SECTION 2.02.         Sale by DCFI......................................................................23
         SECTION 2.03.         Retained Assets...................................................................24
         SECTION 2.04.         Assumed Liabilities...............................................................25
         SECTION 2.05.         Retained Liabilities..............................................................26
         SECTION 2.06.         Purchase Price....................................................................26
         SECTION 2.07.         Allocation of Purchase Price......................................................26
         SECTION 2.08.         Use of Names and Trademarks; Convenience Checks...................................27
         SECTION 2.09.         Credit Insurance/Debt Cancellation Agreement......................................28
         SECTION 2.10.         Other Parties.....................................................................29
         SECTION 2.11.         Collections Adjustment Amount.....................................................29

ARTICLE III         CLOSING......................................................................................32
         SECTION 3.01.         The Closing.......................................................................32
         SECTION 3.02.         Valuation Date Statement..........................................................32
         SECTION 3.03.         Payments on the Closing Date......................................................32
         SECTION 3.04.         Seller Deliveries.................................................................33
         SECTION 3.05.         Purchaser's Deliveries............................................................33
         SECTION 3.06.         Proceedings at Closing............................................................34
         SECTION 3.07.         Delivery of Books and Records.....................................................34
         SECTION 3.08.         Transfer of Absolute Title; Filing of Financing Statements........................34
         SECTION 3.09.         Power of Attorney.................................................................34

ARTICLE IV          POST-CLOSING PURCHASE PRICE ADJUSTMENTS......................................................35
         SECTION 4.01.         Post-Closing Payments.............................................................35
         SECTION 4.02.         Post-Settlement Date Adjustments..................................................35
         SECTION 4.03.         Reimbursement Obligations.........................................................36
         SECTION 4.04.         Resolution of Disputes............................................................36

ARTICLE V           REPRESENTATIONS AND WARRANTIES OF CIRCUIT CITY, FNANB AND DCFI...............................37
         SECTION 5.01.         Organization; Good Standing.......................................................37
         SECTION 5.02.         Authority; Validity...............................................................37
         SECTION 5.03.         Conflicts; Defaults...............................................................38
         SECTION 5.04.         Approvals.........................................................................38
         SECTION 5.05.         Litigation........................................................................38
         SECTION 5.06.         Compliance with Requirements of Law...............................................39
         SECTION 5.07.         Absence of Certain Changes........................................................39

                                       i

         SECTION 5.08.         Licenses and Permits..............................................................40
         SECTION 5.09.         Accounts; Procedures..............................................................40
         SECTION 5.10.         Agreements........................................................................43
         SECTION 5.11.         Securitization Matters; Master Trusts.............................................43
         SECTION 5.12.         Title; Effective Transfer.........................................................44
         SECTION 5.13.         Ratings...........................................................................45
         SECTION 5.14.         Books and Records.................................................................45
         SECTION 5.15.         Taxes.............................................................................45
         SECTION 5.16.         Insurance.........................................................................46
         SECTION 5.17.         Finders or Brokers................................................................46
         SECTION 5.18.         Billing Error Claims..............................................................46
         SECTION 5.19.         Intellectual Property.............................................................46
         SECTION 5.20.         No Other Representations or Warranties............................................46
         SECTION 5.21.         Reports; Filings..................................................................47
         SECTION 5.22.         No Use of Borrower List...........................................................47
         SECTION 5.23.         Other Information.................................................................47
         SECTION 5.24.         Officers; Directors and Key Employees.............................................48

ARTICLE VI          REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................48
         SECTION 6.01.         Organization......................................................................48
         SECTION 6.02.         Authority; Validity...............................................................48
         SECTION 6.03.         Conflicts; Defaults...............................................................49
         SECTION 6.04.         Approvals.........................................................................49
         SECTION 6.05.         Litigation........................................................................49
         SECTION 6.06.         Compliance with Requirements of Law...............................................49
         SECTION 6.07.         Licenses and Permits..............................................................49
         SECTION 6.08.         Financial Ability to Perform......................................................50
         SECTION 6.09.         VISA/MasterCard Member............................................................50
         SECTION 6.10.         Servicing Qualifications..........................................................50
         SECTION 6.11.         Finders or Brokers................................................................50
         SECTION 6.12.         No Inducement or Reliance; Independent Assessment.................................50

ARTICLE VII         COVENANTS....................................................................................50
         SECTION 7.01.         Preservation of Credit Card Business..............................................50
         SECTION 7.02.         Preservation of Accounts..........................................................51
         SECTION 7.03.         Reasonable Access.................................................................51
         SECTION 7.04.         Confidentiality...................................................................51
         SECTION 7.05.         Tax Matters.......................................................................52
         SECTION 7.06.         Books and Records.................................................................52
         SECTION 7.07.         Publicity; Press Releases.........................................................53
         SECTION 7.08.         Delivery of Securitization Transfer Agreements....................................53
         SECTION 7.09.         Advice of Changes.................................................................53
         SECTION 7.10.         Efforts; Filings..................................................................54
         SECTION 7.11.         No Solicitation...................................................................55
         SECTION 7.12.         Miscellaneous Agreements and Consents.............................................55
         SECTION 7.13.         Assignment of Agreements..........................................................55

                                       ii

         SECTION 7.14.         Notice of Proceedings.............................................................56
         SECTION 7.15.         Termination of Rights of FNANB and DCFI Under the Securitization Documents........56
         SECTION 7.16.         Bulk Sales Law....................................................................56
         SECTION 7.17.         Notice to Borrowers...............................................................57
         SECTION 7.18.         Action by Circuit City............................................................57
         SECTION 7.19.         Further Assurances................................................................57
         SECTION 7.20.         Preserve Accuracy of Representations and Warranties...............................57
         SECTION 7.21.         Limitations on Duties.............................................................57
         SECTION 7.22.         Covenant to Comply with Account Agreements........................................58
         SECTION 7.23.         Assumed Liabilities...............................................................58
         SECTION 7.24.         Non-petition Covenant.............................................................58
         SECTION 7.25.         Account Guidelines................................................................58
         SECTION 7.26.         Responsibility for Taxes..........................................................58
         SECTION 7.27.         Collections on the Accounts.......................................................59
         SECTION 7.28.         Nonsolicitation; No Use of Borrower Lists.........................................59
         SECTION 7.29.         Sale of Accounts..................................................................60

ARTICLE VIII        CONDITIONS TO CLOSING........................................................................60
         SECTION 8.01.         Conditions of All Parties to Closing..............................................60
         SECTION 8.02.         Conditions to Obligations of Purchaser to Close...................................61
         SECTION 8.03.         Conditions to Obligations of Circuit City, FNANB and DCFI to Close................62

ARTICLE IX          INDEMNIFICATION..............................................................................63
         SECTION 9.01.         Survival of Representations and Warranties and Covenants..........................63
         SECTION 9.02.         Circuit City's, FNANB's and DCFI's Indemnification of Purchaser...................64
         SECTION 9.03.         Purchaser's Indemnification of Sellers............................................65
         SECTION 9.04.         Tax Consequences of Indemnification...............................................65
         SECTION 9.05.         Claims............................................................................65
         SECTION 9.06.         Limitations on Indemnification....................................................67
         SECTION 9.07.         Insurance; Tax Benefits...........................................................68
         SECTION 9.08.         Remedies Exclusive................................................................69

ARTICLE X           TERMINATION..................................................................................69
         SECTION 10.01.        Termination.......................................................................69
         SECTION 10.02.        Effect of Termination.............................................................70

ARTICLE XI          MISCELLANEOUS................................................................................70
         SECTION 11.01.        Notices...........................................................................70
         SECTION 11.02.        Assignment........................................................................71
         SECTION 11.03.        Binding Agreement; No Third Party Beneficiaries...................................71
         SECTION 11.04.        Entire Agreement..................................................................71
         SECTION 11.05.        Amendments and Waivers............................................................72
         SECTION 11.06.        Expenses..........................................................................72
         SECTION 11.07.        Governing Law.....................................................................72

                                      iii

         SECTION 11.08.        Jurisdiction; Venue; Consent to Service of Process................................72
         SECTION 11.09.        Specific Performance and Other Equitable Relief...................................73
         SECTION 11.10.        WAIVER OF JURY TRIAL..............................................................73
         SECTION 11.11.        Severability......................................................................74
         SECTION 11.12.        Headings..........................................................................74
         SECTION 11.13.        Consents and Approvals............................................................74
         SECTION 11.14.        Counterparts......................................................................74

                                       iv

Exhibits and Schedules

Exhibit A           Form of Interim Servicing Agreement
Exhibit B           FNANB, DCFI and Circuit City Officers
Exhibit C           Purchaser Officers
Exhibit D           Form of Settlement Date Statement
Exhibit E.          Forms of Valuation Date Statements
Exhibit F.          Form of Assignment Bill of Sale and Assumption Agreement
Exhibit G.          Form of Licensing Agreement



Schedule 1.01       Required Amendments to Securitization Documents
Schedule 2.01(a)    Computer File Tape of Accounts
Schedule 2.01(g)    Securitization Documents
Schedule 2.08       Credit Card Marks
Schedule 3.04(b)    Securitization Transfer Agreements
Schedule 5.03       Conflicts; Defaults
Schedule 5.04       Seller Consents
Schedule 5.05       Litigation
Schedule 5.07       Occurrence of Certain Changes
Schedule 5.08       Licenses and Permits
Schedule 5.09(b)    Waiver, Impairment, Alteration or Modification of Account Agreements
Schedule 5.09(q)    Disposition of Accounts
Schedule 5.10       Product or Service Marketing Agreements
Schedule 5.14       Books and Records
Schedule 7.15       Agreements Remaining in Effect Post-Closing
Schedule 8.01(f)    Essential Consents

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                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of October 21, 2003 and is by and among CIRCUIT CITY STORES, INC., a Virginia corporation ("Circuit City"), FIRST NORTH AMERICAN NATIONAL BANK, a wholly owned subsidiary of Circuit City and a limited purpose credit card bank under the Bank Holding Company Act of 1956, as amended ("FNANB"), DC FUNDING INTERNATIONAL, INC., a Delaware corporation and a wholly owned subsidiary of Circuit City ("DCFI"), and FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association ("Purchaser"). Circuit City, FNANB, DCFI and Purchaser are sometimes collectively referred to herein as the "Parties", and each, individually, as a "Party."

                                    RECITALS

     WHEREAS, Circuit City is, through FNANB, engaged in the Credit Card Business (as defined herein), and FNANB owns the Accounts (as defined herein);

     WHEREAS, Circuit City and FNANB have caused the creation of the FNANB Credit Card Master Trust and the FNANB Credit Card Master Note Trust (collectively, the "Master Trusts") through which the Receivables (as defined herein) relating to the Accounts have been securitized;

     WHEREAS, DCFI desires to sell and assign to Purchaser, and Purchaser desires to purchase and assume, DCFI's rights and obligations under the Securitization Documents (as defined herein) and DCFI's interests in the Securitization Retained Interests (as defined herein) of the Master Trusts;

     WHEREAS, DCFI is party to the Securitization Documents (as defined herein) and is the owner of the Exchangeable Transferor Certificate (as defined herein);

     WHEREAS, FNANB and DCFI (collectively, the "Sellers") desire to sell to Purchaser, and Purchaser desires to purchase from such parties, on the terms set forth herein, the Purchased Assets (as defined herein);

     WHEREAS, Purchaser has requested FNANB to, and FNANB has agreed that it will, service and administer, on an interim basis, the Accounts, the Receivables, and the related assets sold and purchased hereunder in accordance with the terms of the Interim Servicing Agreement (as defined herein) for an interim period after the closing of the transactions contemplated by this Agreement; and

     WHEREAS, concurrently with the closing of the transactions contemplated by this Agreement, Circuit City, FNANB, DCFI, and Purchaser desire to enter into Related Agreements (as defined herein) in connection with the transactions contemplated hereby.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. Except as otherwise specifically indicated, the following terms shall have the meanings specified herein.

     "2002-A Insurance and Indemnity Agreement" shall mean the Insurance and Indemnity Agreement, dated as of July 19, 2002, among the Insurer, FNANB, DCFI, the Note Trust and the Indenture Trustee.

     "2002-A Spread Account" shall mean the segregated trust account established in the name of the Indenture Trustee, for the benefit of the holders of the Series 2002-A Class A Notes and Insurer, with JPMorgan Chase Bank.

     "2003-A Insurance and Indemnity Agreement" shall mean the Insurance and Indemnity Agreement, dated as of May 29, 2003, among the Insurer, FNANB, DCFI, the Note Trust and the Indenture Trustee.

     "2003-A Spread Account" shall mean the segregated trust account established in the name of the Indenture Trustee, for the benefit of the holders of the Series 2003-A Class A Notes and Insurer, with JPMorgan Chase Bank.

     "Account" shall mean each Credit Card account included in the portfolio of Credit Card accounts to be sold by FNANB under this Agreement, which accounts are identified by name and account number on the computer generated tape delivered to the Purchaser on or prior to the Closing Date, and a copy of which computer generated tape is attached hereto as Schedule 2.01(a).

     "Account Agreement" shall mean the account agreement (including related disclosure of account terms and program terms for rewards and enhancement features) between FNANB and a Borrower containing the terms and conditions of the related Account, as such agreement has been amended, modified or otherwise changed from time to time (including pursuant to change of terms notices).

     "Account Guidelines" shall mean the written policies and procedures and practices of FNANB relating to the operation of its Credit Card Business as in effect on the date of this Agreement, including the policies and procedures for determining the creditworthiness of customers and the extension of credit to customers, and relating to the processing, servicing and other administration and management of the accounts and the collection of the Receivables.

                                       2

     "Account Information" shall mean all information relating to the Accounts and Receivables, including, Account numbers, Borrower contact information and information relating to transactions effected through the Accounts.

     "Accountant" shall have the meaning specified in Section 4.04.

     "Accrued Interest" with respect to each Account, shall mean, the aggregate amount of all periodic finance charges that had accrued on that Account as of the Cut-Off Time but had not been posted to that Account at the Cut-Off Time, and that are actually posted to such Accounts subsequent to the Cut-Off Time in accordance with the related Account Agreement.

     "Acquired Borrower Information" shall mean information included in the Master File or the Borrower List.

     "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term "control" (including its correlative meanings "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Agreement" shall have the meaning specified in the Preamble of this Agreement.

     "Allocation Statement" shall have the meaning specified in Section 2.07(a).

     "Alternative Proposal" shall mean any inquiry, proposal or offer from any Person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, exchange offer, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of any assets, stock (or other equity or voting interests) or businesses that constitute any of the Purchased Assets, other than pursuant to this Agreement.

     "Assignment and Assumption Agreement" shall mean that certain Assignment and Assumption Agreement, dated of the Closing Date, by and between Circuit City, FNANB, DCFI and Purchaser and substantially in the form of Exhibit F.

     "Assumed Liabilities" shall have the meaning specified in Section 2.04.

     "Assurant Agreements" shall mean the Credit Insurance Agreement and the Debt Cancellation Agreement.

     "Assurant Group" shall mean, collectively, (i) American Bankers Life Assurance Company of Florida, (ii) American Bankers Insurance Company of Florida, and (iii) Financial Insurance Exchange.

     "Bankrupt Account" shall mean an Account that fits one or more of the following descriptions as at the Cut-Off Time and provided that any Account that was a Bankrupt Account

                                       3

that has been reinstated as an active Account prior to the Cut-Off Time shall not be considered a Bankrupt Account:

     (a) is identified in accordance with the Account Guidelines in effect at the Cut-Off Time on Sellers' processing system in a type code, credit rating or user status code as a bankrupt; or

     (b) is identified within 90 days after the Conversion Date as an Account which should have been in a type code, credit rating or user status code as a bankrupt at the Cut-Off Time; or

     (c) is identified within 90 days of the Closing Date, by a match using Acquired Borrower Information against the database of bankruptcy filings maintained by Banko, Minneapolis, Minnesota, if the bankruptcy filing occurred before the Cut-Off Time. Purchaser will coordinate the match process and the expenses relating to the database matching shall be borne by Purchaser; provided, however, that the Parties will cooperate with each other to minimize the costs associated therewith to the extent FNANB already has Banko, Minneapolis provide such match services in the ordinary course.

     "Bearer Certificates" shall have the meaning specified in Section 6.1 of the Pooling and Servicing Agreement.

     "Benefit Item" shall mean any loss, deduction, credit, or other item that decreases Taxes paid or payable or increases Tax basis.

     "Books and Records" shall mean the following books and records to the extent relating to the Accounts: books, records, original documents (to the extent available), correspondence, the Borrower List, billing tapes, month-end tapes, files, papers, telephone numbers, contracts, historical data, marketing information, statement forms, books of account, applications for Accounts, periodic statements, credit and collection files, file maintenance data, credit agreements, disclosure statements, credit card slips, and receipts, whether in documentary form or on microfilm, microfiche, magnetic tape, computer disk or other form, whether segregated by Borrower identity or by document or record type and any other records necessary to evidence ownership, service, administer or enforce the Accounts. Books and records shall not include FNANB's general corporate financial and other records, including any books and records relating to Taxes or related to Retained Liabilities, nor shall it include other corporate records not specifically relating to the Accounts. Notwithstanding the foregoing, "Books and Records" shall not mean any Excluded Proprietary Information.

     "Borrower" shall mean, with respect to any Account, an applicant and, if applicable, co-applicant in whose name(s) an Account was properly established, any authorized users of such Account, without regard to whether the applicable Borrower utilizes Credit Cards or convenience checks, or both, to borrow under the applicable Account Agreement and/or who is obligated to make payments with respect to such Account, including any guarantor thereof.

                                       4

     "Borrower List" shall mean a list of the names, statement mailing addresses, residential street addresses, e-mail addresses, if any, telephone numbers and taxpayer identification numbers, if any, and social security numbers of all Borrowers as of the Cut-Off Time, together with such other proprietary information as is maintained by or on behalf of Circuit City, FNANB or any of their respective Affiliates with respect to such Borrowers (other than any Excluded Proprietary Information).

     "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in New York, New York, Richmond, Virginia, Providence, Rhode Island or Atlanta, Georgia are authorized or obligated by law or regulation to be closed.

     "Business Material Adverse Effect" shall mean (i) any change, event or effect that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, results of operations or financial condition of (x) the Accounts, or (y) the Receivables, or (z) the Credit Card Business, separately or taken as a whole, excluding any such change, event or effect arising out of or in connection with or resulting from: (a) general economic conditions or changes therein; (b) adverse developments in economic or financial conditions generally affecting the credit card industry to the extent such adverse developments do not have a disproportionate effect on the Credit Card Business relative to other entities operating businesses similar to the Credit Card Business; (c) financial market conditions, including interest rates, or changes therein; (d) changes in law, GAAP or RAP after the date of this Agreement; or (e) any adverse change to the extent directly attributable to the execution, performance or announcement (in compliance with Section 7.07 herein) of this Agreement or the transactions contemplated hereby (including the impact thereof on relationships with Borrowers or customers); or (ii) an adverse change or effect reasonably expected to materially impair or materially delay the ability of FNANB, DCFI or any of their Affiliates to timely perform their respective obligations under this Agreement or the Related Agreements or to consummate the transactions contemplated hereby or thereby on a timely basis.

     "Cap" shall have the meaning specified in Section 9.06(a).

     "Card Associations" shall mean (i) VISA or (ii) MasterCard. Visa(R) and MasterCard(R) are trademarks of VISA and MasterCard, respectively, and each place in this Agreement or any Related Agreement where the term VISA or MasterCard is referenced, such references shall be deemed to have the symbol (R) appended thereto.

     "Certificate" shall mean one of any Series of the Investor Certificates or the Exchangeable Transferor Certificate.

     "Certificate  Register"  shall mean the  register  maintained  pursuant  to
Section 6.3 of the Pooling and Servicing Agreement providing for the registration of the applicable Certificates and transfers and exchanges thereof.

     "Certificate Trust" shall mean FNANB Credit Card Master Trust.

     "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or

                                       5

coupon,   as  the  case  may  be,  or  such   other   Person   deemed  to  be  a
"Certificateholder" or "Holder" in any related Supplement.

     "Charged-Off Account" shall mean an Account that fits one or more of the following descriptions as at the Cut-Off Time and provided that any Account that was a Charged-Off Account that has been reinstated as an active Account shall not be considered a Charged-Off Account:

     (a) is identified in accordance with the Account Guidelines in effect at the Cut-Off Time on Sellers' processing system in a type code, credit rating or user status code as charged off, or should have been charged off under FFIEC guidelines; or

     (b) is identified within 90 days after the Conversion Date as an Account which should have been in a type code, credit rating or user status code as charged off at the Cut-Off Time.

     "Circuit City Credit Card Master Trust" means the master trust relating to the "Circuit City" branded credit cards.

     "Closing" shall have the meaning specified in Section 3.01.

     "Closing Date" shall have the meaning specified in Section 3.01.

     "Closing Month" shall mean the calendar month in which the Closing Date occurs.

     "Closing Time" shall have the meaning specified in Section 3.01.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral Certificate" shall mean the certificate, representing an undivided interest in certain assets held in the Certificate Trust, issued pursuant to the Collateral Series Supplement, dated as of July 19, 2002, to the Pooling and Servicing Agreement, by and among the Transferor, FNANB, as transferor under the Prior Pooling and Servicing Agreement, the Servicer, and First Union, as trustee, as amended by Amendment No. 1 to Amended and Restated Master Pooling and Servicing Agreement, dated as of November 30, 2002, by and among the Transferor, the Servicer, and JPMorgan Chase Bank, as successor trustee to First Union, as trustee.

     "Collection Account" shall mean the segregated trust account established in the name of the Indenture Trustee, on behalf of the Issuer, for the benefit of the Noteholders with JPMorgan Chase Bank.

     "Collection   Period"  shall  mean,   unless  otherwise   provided  in  any
Supplement, the period from and including the first day of a calendar month to and including the last day of such calendar month.

     "Collections" shall mean all payments and other amounts (including Insurance Proceeds) received by the Servicer with respect to the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the related Account

                                       6

Agreements in effect from time to time. Collections with respect to any Collection Period shall be deemed to include (i) Recoveries, if any, received during such Collection Period, (ii) the Interchange Amount with respect to such Collection Period, and (iii) all interest and other investment earnings (net of losses and investment expenses), if any, received during such Collection Period on funds on deposit in the Excess Funding Account.

     "Confidential  Information"  shall have the  meaning  specified  in Section
7.04.

     "Confidentiality   Agreement"  shall  mean  that  certain   Confidentiality
Agreement, dated as of August 19, 2003, by and between Circuit City (or its Affiliates) and Purchaser.

     "Contract" shall mean, with respect to any Person, any agreement, undertaking, contract, obligation, promise, indenture, deed of trust, instrument, document, or agreement (whether written or oral and whether express or implied) by which that Person, or any amount of its properties or assets, is bound or subject.

     "Conversion Date" shall mean the date on which the last of the following events shall have occurred (i) the Accounts have been transferred from the Processing System, or all or substantially all of the Account Information has been removed from the Processing System, as directed by Purchaser or its agents in accordance with the Interim Servicing Agreement; (ii) the Account Information shall have been transferred to the Purchaser's Processing System; and (iii) all Servicer tests with respect to the Account Information on the Purchaser's Processing System shall have been conducted and completed to Purchaser's satisfaction; provided, however, that the Conversion Date shall occur no later than April 23, 2004 unless as mutually agreed to in writing by the Parties; and provided, further that any remedies that may be available to Circuit City, FNANB and DCFI in the event that the Conversion Date occurs later than April 23, 2004 shall be referenced exclusively in the Interim Servicing Agreement.

     "Coupon" shall mean the interest coupons attached to the Note and a special coupon.

     "Covered Account" shall have the meaning specified in Section 4.03(a).

     "Covered  Receivable"  shall  have the  meaning  given  thereto  in Section
4.03(a).

     "Credit Balances" shall mean, with respect to any Borrower, all amounts owing to such Borrower on the related Account as of the Cut-Off Time.

     "Credit Card" shall mean any VISA or MasterCard credit card issued by FNANB to a Borrower or an authorized user or other access device (including cash advance checks and balance transfer checks) that may be used from time to time to obtain open-ended credit pursuant to an Account Agreement; provided, however, that for purposes of this Agreement the term Credit Card shall not include the co-branded Circuit City Plus credit card.

     "Credit Card Business" shall mean the FNANB bankcard Credit Card program and business involving the Accounts, including the extension of credit to Borrowers, billings, collections, processing of Account transactions, and related Receivables and other servicing functions, including servicing the Accounts under the Account Agreements, the Transfer and Servicing Agreement and the Pooling and Servicing Agreement.

                                       7

     "Credit  Card  Marks"  shall mean any of the marks  identified  on Schedule
2.08.

     "Credit Insurance Agreement" shall mean that certain Service Expense Reimbursement Agreement, effective July 1, 1993, by and between Circuit City (and its subsidiaries, parent(s) and affiliates) and the Assurant Group, as amended, along with any addenda or schedules thereto.

     "Customer Data" shall have the meaning set forth in Section 2.03.

     "Cut-Off Time" shall mean 11:59:59 p.m., Eastern Standard Time on the day immediately preceding the Closing Date.

     "DCFI" shall have the meaning specified in the Preamble of this Agreement.

     "Damages" shall mean all actions, costs, damages, disbursements, penalties, claims, Liabilities, losses, expenses, assessments, judgments, Liens, injunctions, orders, decrees, rulings, dues, fines, fees, settlements or deficiencies (including any interest, penalty, investigation, reasonable legal, accounting and other professional fees, and other cost or expense incurred in the investigation, collection, prosecution and defense of any action, suit, proceeding or claim and amounts paid in settlement) that are imposed upon or otherwise incurred by an Indemnified Party.

     "Debt Cancellation Agreement" shall mean that certain Administrative Service Agreement, dated as of December 1, 2000, by and between FNANB and American Bankers Management Company, Inc., as amended, along with any addenda or schedules thereto.

     "Debt Cancellation Charges" shall mean, with respect to any Account, the monthly fees charged to the related Borrower with respect to any debt cancellation Contracts.

     "Deceased Account" shall mean an Account that fits one or more of the following descriptions as at the Cut-Off Time:

                  (i) is identified in accordance with the Account Guidelines in effect at the Cut-Off Time on Sellers' processing system in a type code, credit rating or user status code as deceased; or

                  (ii) is identified within 90 days after the Conversion Date as an Account which should have been in a type code, credit rating or user status code as deceased at the Cut-Off Time; or

                  (iii) is identified within 90 days of the Closing Date, by a match using Acquired Borrower Information against the database of deceased persons maintained by Banko, Minneapolis, Minnesota, if the time of death occurred before the Cut-Off Time. Purchaser will coordinate the match process and the expenses relating to the
                           database   matching  shall  be  borne  by  Purchaser;
                           provided, however, that the Parties will cooperate with each other to minimize the costs associated therewith to the extent FNANB

                                       8

                           already has Banko, Minneapolis provide such match services in the ordinary course.

     "Defaulted Account" shall have the meaning set forth in the Pooling and Servicing Agreement.

     "Disclosure Schedule" shall mean, with respect to Circuit City, FNANB and DCFI, on the one hand, and Purchaser, on the other hand, a schedule delivered by one Party (or Parties) to the other Party on or before the execution and delivery of this Agreement setting forth, among other things, items the disclosure of which is required under this Agreement either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations and warranties contained in this Agreement; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not be deemed an admission by the disclosing Party that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item has had, or is reasonably expected to have, a Business Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable.

     "Distribution Date" shall have the meaning specified in the Pooling and Servicing Agreement.

     "Electronic  Account  Information"  shall  have the  meaning  specified  in
Section 5.23.

     "Eligible Account" shall mean all Accounts, including Other Accounts, but excluding Excluded Accounts.

     "Eligible Receivable" shall have the meaning set forth in the Pooling and Servicing Agreement.

     "Essential Consents" shall have the meaning specified in Section 5.04.

     "Excess   Funding   Account"  shall  mean  the  segregated   trust  account
established in the name of the Indenture Trustee, on behalf of the Issuer, for the benefit of the Noteholders with JPMorgan Chase Bank.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchangeable Transferor Certificate" shall mean the ownership interest in the Master Trusts not represented by any outstanding Series.

     "Excluded Account" shall mean any Account that meets any one of the following criteria as of the Cut-Off Time:

     (i) Any account that is a merchant account and its associated processing;

     (ii) Any account where Circuit City, FNANB, DCFI or any Affiliate thereof is an obligor;

                                       9

     (iii) Any account that matches against the OFAC SDN List or any federal agency terrorist watch list;

     (iv) Any test accounts opened or maintained by FNANB with respect to the VISA system, MasterCard system or any other entity for verification or other internal purposes; and

     (v)      Any collateral related to any Secured Account.

     "Excluded Proprietary Information" shall mean information relating to any Borrower that has a relationship with FNANB or any of its Affiliates that does not arise out of or relate to an Account Agreement (only to the extent such information relates to or arises out of such non-Account relationship).

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "FFIEC   Guidelines"   shall  mean  the  Federal   Financial   Institutions
Examination Council Guidelines.

     "FNANB" shall have the meaning specified in the Preamble of this Agreement.

     "FNANB Credit Card Master Note Trust" shall mean the trust created and governed under the Trust Agreement.

     "FNANB Credit Card Master Trust" shall mean the trust created and governed under the Pooling and Servicing Agreement.

     "Federal Funds Rate" shall mean the Federal Funds target rate as published in the "Money Rates" column of the Wall Street Journal, Eastern Edition on the most recent Friday edition prior to any required payment or settlement date. In the event the Wall Street Journal ceases publication of such rate, the Federal Funds Rate will be the Intended Federal Funds Rate as published by the U.S.
Federal          Reserve          Board         at         its          website,
http://www.federalreserve.gov/fomc/fundsrate.htm, or such successor site as it may designate. If the Federal Funds Rate ceases to be published, the Parties will designate the successor rate or a similar rate.

     "FICO" shall have the meaning specified in Section 5.09.

     "Final Closing Tape" shall mean the Master File tape as of the Cut-Off Time, which tape shall identify the Accounts and include the following for each
Account: Account number; Borrower's name and address; origination date; date Account closed (if applicable); current finance charge rate; current credit limit; current outstanding Receivables (without regard to any allowance for uncollectible accounts); whether payments are current, and if not, the period of delinquency; and whether such Account is an Eligible Account or an Excluded Account.

     "Finance Charges" shall have the meaning set forth in the Pooling and Servicing Agreement.

                                       10

     "Finance Charge Receivables" shall have the meaning set forth in the Pooling and Servicing Agreement.

     "Financing Statements shall mean such UCC financing statements as are necessary and appropriate to fully preserve, maintain and protect the interest of Purchaser in the Purchased Assets and the proceeds thereof and those financing statements set forth on Schedule 2.01(g).

     "First Union" shall mean First Union National Bank, as predecessor to Wachovia Bank, National Association.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States as established by the Financial Accounting Standards Board applied on a consistent basis.

     "Global  Note"  shall  mean  a  single   temporary  note  in  bearer  form,
substantially in the form attached to the related Supplement.

     "Governmental Authority" shall mean any federal, state, or local, domestic, foreign or supranational governmental, regulatory, or self-regulatory authority, agency, court, tribunal, commission, or other governmental, regulatory, or self-regulatory entity, or any other political subdivision thereof, or any agency or instrumentality of any such governmental or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "HSR Act" shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" shall mean a Purchaser Indemnified Party or a Seller Indemnified Party, as applicable.

     "Indemnifying Party" shall mean a Purchaser Indemnifying Party, or a Seller Indemnifying Party, as applicable.

     "Indemnity Payments" shall mean amounts payable by the Indemnifying Party to the Indemnified Party in respect of any Damages for which such Indemnified Party is entitled to indemnification under this Agreement.

     "Indenture Trustee" shall mean JPMorgan Chase Bank, as successor trustee to First Union, as indenture trustee under the Master Indenture and any supplements relating thereto.

     "Insurance Charges" shall mean, with respect to any Account, the monthly premiums charged to the related Borrower with respect to any Insurance Policies.

     "Insurance Policies" shall mean any credit insurance policies offered through FNANB with respect to the Accounts.

     "Insurance Proceeds" shall mean amounts received or recovered pursuant to any Insurance Policies.

                                       11

     "Insurer" shall mean Ambac Assurance Corporation.

     "Intellectual Property" shall mean any patents, trademarks, trade names, service marks, copyrights, technology, know-how, trade secrets, processes or methodologies, or similar rights or interests, arising under any applicable law or authority.

     "Interchange" shall mean interchange fees payable to FNANB, in its capacity as credit card issuer, through the Card Associations, with respect to the MasterCard and VISA Credit Card Accounts owned by FNANB (including the Accounts but excluding the MasterCard or VISA credit card accounts, if any, included in the Circuit City Credit Card Master Trust).

     "Interchange Amount" shall mean, with respect to any Collection Period, the amount of Interchange paid to FNANB, with respect to such Collection Period.

     "Interim Servicer" shall mean FNANB, acting in its capacity as interim servicer, or any successor interim servicer, under and pursuant to the Interim Servicing Agreement.

     "Interim Servicing Agreement" shall mean that certain Interim Servicing Agreement, dated as of the Closing Date, by and between FNANB and Purchaser, substantially in the form of Exhibit A attached hereto.

     "Interim Servicing Period" shall mean the period beginning on the Closing Date and continuing until the Conversion Date.

     "Investor Certificate" shall mean a certificate executed by or on behalf of the Certificate Trust substantially in the form attached to a supplement to the Pooling and Servicing Agreement or such other interest in the Certificate Trust as may be deemed to be an "Investor Certificate."

     "Investor Monthly Servicing Fee" shall mean, collectively, the amounts calculated in accordance with the Series 2002-A Indenture Supplement and the Series 2003-A Indenture Supplement.

     "Issuer" shall mean the Note Trust, as issuer under the Master Indenture.

     "Knowledge" shall mean, with respect to Circuit City, FNANB, and DCFI and their respective Affiliates, the collective actual knowledge, after reasonable inquiry, of the individuals set forth on Exhibit B and, with respect to Purchaser, shall mean the collective actual knowledge, after reasonable inquiry, of the officers of Purchaser set forth on Exhibit C.

     "Liability" or "Liabilities" shall mean any debt, liability, commitment, obligation, claim or cause of action of any kind whatsoever, whether due or to become due, known or unknown, accrued or fixed, absolute or contingent, or otherwise.

     "Licensing Agreement" shall mean the Licensing Agreement in the form attached as Exhibit G.

     "Lien" shall mean, with respect to any property, any lien, security interest, mortgage, pledge, hypothecation, assignment, participation, deposit arrangement, deed of trust,

                                       12

encumbrance, lien (statutory or other), preference, privity right or interest or other security agreement or preferential arrangement of any kind or any nature whatsoever, including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

     "Master File" shall mean the master file maintained by TSYS on behalf of FNANB with respect to the Accounts, including identification and other customer data and Account information, the names and addresses of Borrowers with respect to the Accounts and any and all Account adjustments made by or on behalf of FNANB.

     "Master Indenture" shall mean that certain Master Indenture, dated as of July 1, 2002, as amended by the First Supplemental Indenture to Master Indenture, dated as of May 28, 2003, and by the Second Supplemental Indenture to Master Indenture, dated as of July 8, 2003, by and between the Issuer and the Indenture Trustee.

     "Master Trusts" shall have the meaning specified in the Recitals of this Agreement.

     "MasterCard" shall mean MasterCard International, Inc. and its Affiliates, successors and assigns.

     "MasterCard Agreement" shall mean that certain Agreement, dated June 18, 1992, by and between FNANB and MasterCard providing for the issuance by FNANB of commercial and/or consumer MasterCard Credit Cards, as amended.

     "Northern National" shall mean Northern National Insurance Ltd.

     "Northern National Agreements" shall mean (i) that certain Life Reinsurance Contract, effective as of July 1, 1993, by and between American Bankers Life Assurance Company of Florida ("ABLACF") and Northern National, as amended, (ii) that certain Quota Share Life Reinsurance Contract, effective as of July 1, 1993, by and between ABLACF and Northern National, as amended, and (iii) that certain Reinsurance Contract (Property, Casualty and Contractual Liability), effective as of July 1, 1993, by and between ABLACF and Northern National, as amended.

     "Noteholder" shall mean the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Global Note, or Coupon, as the case may be, or such other Person deemed to be a "Noteholder" in any related Indenture Supplement.

     "Notes" means all Series of Notes issued by the Issuer pursuant to the Indenture and the applicable Indenture Supplements.

     "Note Register" shall mean the register kept by the Issuer for registration of the Notes.

     "Note Trust" shall mean FNANB Credit Card Master Note Trust.

     "OFAC SDN List" shall mean the List of Specially Designated Nationals administered by the United States Office of Foreign Asset Control.

                                       13

     "Operating Regulations" shall mean the bylaws, rules and regulations of the Card Associations.

     "Other Accounts" shall mean any Account and its associated Receivables and Accrued Interest that meet any one of the following criteria as of the Cut-Off
Time:

     (i) Any Account with a billing address outside of the United States (provided that this clause (i) shall not include military addresses that are outside of the United States or Accounts that at the time of origination had a billing address within the United States);

     (ii)     Any Account that is payable in a currency other than U.S. dollars;

     (iii) Any Account that is, or the Receivables therein are, subject to any Lien, interest or right other than Permitted Liens;

     (iv) Any Account that is a Secured Account but not including any collateral relating thereto;

     (v) Any Account that is subject to an existing lawsuit or claim (other than a class action lawsuit);

     (vi) Any Account that is a Charged-Off Account, Bankrupt Account or a Deceased Account as of the Cut-Off Time;

     (vii) Any Account that contains Receivables that are more than 180 days delinquent; and

     (viii) Any Account that has been or should have been classified as "Settled" under the Account Guidelines.

     "Outstanding Series" shall mean the Series 2002-A Notes and the Series 2003-A Notes.

     "Performance Guarantee" shall mean the Performance Guarantee, dated as of July 19, 2002, by Circuit City in favor of the Insurer.

     "Permitted  Lien"  shall  mean any Lien (i) deemed to be  evidenced  by the
Financing  Statements,   and  (ii)  arising  out  of  or  with  respect  to  the
Securitization Documents.

     "Person"  shall  mean  any   individual,   corporation,   business   trust,
partnership, association, limited liability company, unincorporated organization or similar organization, or any Governmental Authority.

     "Pooling and Servicing Agreement" shall mean that certain Amended and Restated Master Pooling and Servicing Agreement, dated as of December 31, 2001, by and among the Transferor, FNANB, as transferor under the Prior Pooling and Servicing Agreement, the Servicer, and First Union, as trustee, as amended by Amendment No. 1 to Amended and Restated Master Pooling and Servicing Agreement, dated as of November 30, 2002, by and among the Transferor, the Servicer, and JPMorgan Chase Bank, as successor trustee to First

                                       14

Union, as trustee, and as amended by Amendment No. 2 to Amended and Restated Master Pooling and Servicing Agreement, dated as of July 8, 2003, by and among the Transferor, the Servicer, and JPMorgan Chase Bank, as successor trustee to First Union, as trustee.

     "Post Closing Payments" shall mean any payment pursuant to an event described in Section 4.01(a).

     "Preliminary  Valuation  Date"  shall  have the  meaning  given  thereto in
Section 3.02.

     "Preliminary Valuation Date Statement" shall mean a statement, substantially in the form of Exhibit E attached hereto, dated the Preliminary Valuation Date, that contains FNANB's computation of the Purchase Price in accordance with Section 2.06, determined as of the Preliminary Valuation Date.

     "Prior Pooling and Servicing Agreement" shall mean that certain Master Pooling and Servicing Agreement, dated as of October 30, 1997, as amended, by and between FNANB, as transferor and servicer, and First Union, as trustee.

     "Processing System" shall mean the system or systems, whether owned or operated by FNANB or by any third party, including TSYS, used on the Closing Date in connection with the provision of processing services or functions to or in connection with the Accounts.

     "Protected Party" shall have the meaning specified in Section 7.04.

     "Purchase Price" shall have the meaning specified in Section 2.06.

     "Purchased Assets" shall mean the items listed in Section 2.01 together with the items listed in Section 2.02.

     "Purchaser" shall have the meaning specified in the Preamble.

     "Purchaser Indemnified Parties" shall have the meaning specified in Section 9.02.

     "Purchaser Material Adverse Effect" shall mean: (i) any change, event or effect that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets, results of operations or financial condition of the credit card business of Purchaser, taken as a whole, excluding any such change, event or effect arising out of or in connection with or resulting from: (a) general economic conditions or changes therein, (b) adverse developments in economic or financial conditions generally affecting the credit card industry, the consumer finance industry, the insurance industry and/or the financial services industry to the extent such adverse developments do not have a disproportionate effect on the credit card business of Purchaser relative to other entities operating businesses similar to Purchaser; (c) financial market conditions, including interest rates, or changes therein; (d) changes in law, GAAP or RAP after the date of this Agreement; or (e) any adverse change to the extent directly attributable to the execution, performance or announcement (in compliance with Section 7.07 hereof) of this Agreement or the transactions contemplated hereby; or (ii) an adverse change or effect reasonably expected to materially impair or materially delay the ability of Purchaser or any of its Affiliates to perform timely its obligations under this Agreement, the

                                       15

Related Agreements or the Securitization Transfer Agreements or to consummate the transactions contemplated hereby or thereby on a timely basis.

     "Purchaser Permits" shall mean all licenses (including any licenses to participate in the VISA and MasterCard credit card programs), franchises, permits, certificates, approvals or other similar authorizations affecting, or relating in any way to, the Purchaser's credit card business.

     "Purchaser's Processing System" shall mean the system or systems, whether owned or operated by Purchaser or by any third party, including First Data Resources, Inc., used on the Conversion Date in connection with the provision of processing services or functions to or in connection with the Accounts.

     "RAP" shall mean regulatory accounting principles as established by the principal regulatory agency governing FNANB or the Purchaser, applied on a consistent basis.

     "Rating Agencies" shall mean Moody's Investor Services, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.

     "Receivable" shall mean any net amount owing (after giving effect of Credit Balances), whether or not billed, by a Borrower under an applicable Account, including amounts owing for the payment of goods and services, cash advances, Recoveries, Insurance Charges, Debt Cancellation Charges, Finance Charges, cash advance fees, annual fees, late charges, overlimit charges, returned check charges and all other fees and charges assessed on such Account; provided, however, that the term Receivables does not include Accrued Interest except as provided herein.

     "Receivables Purchase Agreement" shall mean that certain Receivables Purchase Agreement, dated December 31, 2001, by and between FNANB, as seller, and DCFI, as purchaser, as amended by Amendment No. 1 to Receivables Purchase Agreement, dated as of July 8, 2003, by and between FNANB, as seller, and DCFI, as purchaser.

     "Receiving Party" shall have the meaning specified in Section 7.04.

     "Recoveries" shall mean all amounts (including Insurance Proceeds, if any) received by the Servicer with respect to Receivables in Defaulted Accounts (net of any post-charge off adjustments).

     "Reimbursement Amount" for a Covered Account or a Covered Receivable, shall mean the amount determined in Section 4.03(b).

     "Reimbursement Date," with respect to each Covered Account, shall mean the date on which Seller repurchases from Purchaser (or Purchaser's designee) or compensates Purchaser (or Purchaser's designee) for such Covered Account and the Purchased Assets relating to such Covered Account pursuant to Sections 4.03(a).

     "Reinsurance Payment" shall have the meaning specified in Section 2.09.

                                       16

     "Related Agreements" shall mean the Assignment and Assumption Agreement, the Licensing Agreement and the Interim Servicing Agreement.

     "Required Amendment" shall mean each amendment to any Securitization Document, in a form reasonably satisfactory to FNANB and Purchaser, as may be required in order for FNANB, Circuit City, DCFI and Purchaser to consummate the transactions contemplated hereby and by the Securitization Transfer Agreements without violating the terms of any Securitization Document.

     "Requirements of Law" shall mean, with respect to any Person, any law (including common law), ordinance, judgment, order, decree, injunction, permit, statute, treaty, rule or regulation or determination of (or an agreement with) an arbitrator or a Governmental Authority or Card Associations (including all of the Operating Regulations), in each case binding on that Person or any amount of its property or assets and is in effect as of the date hereof.

     "Retained Assets" shall have the meaning specified in Section 2.03.

     "Retained Liabilities" shall have the meaning specified in Section 2.05.

     "SEC" shall mean the U.S. Securities and Exchange Commission and its successors.

     "SEC Documents" shall have the meaning specified in Section 5.21.

     "Secured Account" shall mean any Account for which the related Borrower has pledged assets or made a cash collateral deposit as full or partial security for payment of the Receivables arising in such Account, which assets or deposits are held by a Seller as of the Closing Date.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securitization Cash Collateral" shall mean cash and cash equivalents maintained by or for the benefit of the Master Trusts as of the Cut-Off Time in the Spread Accounts and any securities, instruments or other investments in which amounts on deposit in the Spread Accounts are invested as of the Cut-Off Time.

     "Securitization  Documents"  shall mean all of the documents  identified in
Schedule 2.01(g).

     "Securitization Retained Interests" shall mean (i) all right, title, and interest of DCFI in the Master Trusts as of the Closing Date, including the right, title and interest represented by the Exchangeable Transferor Certificate, (ii) the Series 2002-A Class B Notes, (iii) the Series 2003-A Class B Notes, and (iv) any remaining interest in the Trust Estate.

     "Securitization  Transfer  Agreements"  shall have the meaning specified in
Section 3.04(b).

     "Seller Business Documents" shall have the meaning specified in Section 5.06(b).

                                       17

     "Seller Disclosure Schedule" shall mean, with respect to Circuit City, FNANB and DCFI, the Disclosure Schedule delivered by the Sellers to the Purchaser on or before the execution and delivery of this Agreement.

     "Seller Indemnified Parties" shall have the meaning specified in Section 9.03.

     "Seller Permits" shall mean all licenses (including any licenses to participate in any VISA or MasterCard credit card program), franchises, permits, certificates, approvals or other similar authorizations affecting, or relating in any way to, the Purchased Assets or the conduct of that portion of the Credit Card Business operated by DCFI.

     "Sellers' Pro Rata Share" shall mean the percentage equivalent of a fraction, the numerator of which is the number of days from and including the first day of the Closing Month to but excluding the Closing Date and the denominator of which is the total number of days in the Closing Month.

     "Series"  shall  mean  any  Series  of  Investor   Certificates  issued  in
accordance with the terms of the Pooling and Servicing Agreement or any Series of Notes issued in accordance with the terms of the Master Indenture.

     "Series  2001-B   Certificates"  shall  mean  the  Series  2001-B  Class  A
Certificates and the Series 2001-B Class B Certificates.

     "Series 2001-B Class A Certificates" shall mean the Class A Variable Funding Certificates, Series 2001-B issued pursuant to the Series 2001-B Supplement.

     "Series 2001-B Class B Certificates" shall mean the Class B Asset Backed Certificates, Series 2001-B, issued pursuant to the Series 2001-B Supplement and retained by DCFI.

     "Series 2001-B Supplement" shall mean the Series 2001-B Supplement, dated as of June 1, 2001, to the Prior Pooling and Servicing Agreement, as amended, by and among DCFI, as transferor, FNANB, as transferor under the Prior Pooling and Servicing Agreement and as servicer, and JPMorgan Chase Bank, as successor trustee to First Union, as trustee.

     "Series 2002-A Class A Notes" shall mean the Class A Floating Rate Asset Backed Notes, Series 2002-A issued pursuant to the Series 2002-A Indenture Supplement.

     "Series 2002-A Class B Monthly Interest" shall mean, for any Distribution Date, the product of (i) the Class B Note Rate (as defined in the Series 2002-A Indenture Supplement) for the related Interest Period (as defined in the Series 2002-A Indenture Supplement), (ii) the Class B Note Principal Balance (as defined in the Series 2002-A Indenture Supplement) as of the preceding Distribution Date minus the aggregate amount of principal payments made to the Holders of the Series 2002-A Class B Notes on such preceding Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360.

                                       18

     "Series 2002-A Class B Notes" shall mean the Class B Floating Rate Asset Backed Notes, Series 2002-A issued pursuant to the Series 2002-A Indenture Supplement and retained by DCFI.

     "Series 2002-A Early Amortization Event" shall have the meaning set forth in the Series 2002-A Indenture Supplement.

     "Series 2002-A Indenture Supplement" shall mean the Series 2002-A Indenture Supplement, dated as of July 19, 2002, as amended, by and between the Note Trust, as issuer, and the Indenture Trustee, which supplements the Master Indenture.

     "Series 2002-A Notes" shall mean the Series 2002-A Class A Notes and the Series 2002-A Class B Notes.

     "Series 2002-A Payment Percentage" shall mean, for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount paid to the Purchaser (as Holder of the Series 2002-A Class B Notes) on such Distribution Date pursuant to Section 4.5(a)(xii) of the Series 2002-A Indenture Supplement and the denominator of which is the Series 2002-A Class B Monthly Interest for such Distribution Date.

     "Series 2003-A Class A Notes" shall mean the Class A Floating Rate Asset Backed Notes, Series 2003-A issued pursuant to the Series 2003-A Indenture Supplement.

     "Series 2003-A Class B Notes" shall mean the Class B Floating Rate Asset Backed Notes, Series 2003-A issued pursuant to the Series 2003-A Indenture Supplement and retained by DCFI.

     "Series 2003-A Early Amortization Event" shall have the meaning set forth in the Series 2003-A Indenture Supplement.

     "Series 2003-A Indenture Supplement" shall mean the Series 2003-A Indenture Supplement, dated as of May 29, 2003, by and between the Note Trust, as issuer, and the Indenture Trustee, which supplements the Master Indenture.

     "Series 2003-A Notes" shall mean the Series 2003-A Class A Notes and the Series 2003-A Class B Notes.

     "Series 2003-A Payment Percentage" shall mean, for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount paid to the Purchaser (as Holder of the Series 2003-A Class B Notes) on such Distribution Date pursuant to Section 4.5(a)(xi) of the Series 2003-A Indenture Supplement and the denominator of which is the Class B Monthly Interest (as defined in the Series 2003-A Indenture Supplement) for such Distribution Date.

     "Servicer" shall mean FNANB, in its capacity as servicer under the Securitization Documents prior to the Closing Date, and Purchaser or its designee as servicer under the Securitization Documents from and after the Closing Date.

                                       19

     "Servicer Default" shall have the meaning specified in Section 10.1 of the Pooling and Servicing Agreement.

     "Servicer Rights" shall mean all rights of an entity to act as the Servicer, and to collect the corresponding fees and charges, under the Securitization Documents.

     "Settlement Date" shall mean the date, not later than 30 Business Days after the Closing Date, on which the net total of the Settlement Date Adjustment Amounts for all of the Accounts is paid by Purchaser to Sellers, or by Sellers to Purchaser, as the case may be.

     "Settlement Date Adjustment Amount" shall mean an amount equal to the sum of the daily net settlements of cash receipts and cash disbursements (as defined on Exhibit D) with regard to each Account that occur during the period commencing on the Closing Date and ending on the Settlement Date, plus an amount equal to the sum of the products of (i) each such daily net amount, multiplied by (ii) the Federal Funds Rate, divided by (iii) 360, multiplied by (iv) the number of days during the period from the date for which such daily net amount is calculated to the Settlement Date.

     "Settlement  Date Statement"  shall mean a statement,  substantially in the
form  of  Exhibit  D  attached   hereto,   that  contains  the  information  and
calculations required by Section 4.01(a).

     "Specified Receivables" shall mean the aggregate amount of Receivables existing in the Eligible Accounts as of the Cut-Off Time, plus Accrued Interest on such Eligible Accounts, and less the Receivables and Accrued Interest in any Account that as of the Cut-Off Time is an Other Account.

     "Spread Accounts" shall mean the 2002-A Spread Account and the 2003-A Spread Account.

     "Subsequent Valuation Date" shall mean a date three Business Days before the Closing Date or such other date as mutually agreed upon by both parties.

     "Subsequent Valuation Date Statement" shall mean a statement, substantially in the form of Exhibit E attached hereto, that contains FNANB's computation of the Purchase Price in accordance with Section 2.06, but determined as of the Subsequent Valuation Date.

     "Subsidiaries" shall mean, with respect to any Person, any other Person of which the first Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person.

         "Supplement" means the Series 2002-A Indenture Supplement and the Series 2003-A Indenture Supplement.

     "Tax" or "Taxes" shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad

                                       20

valorem, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority.

     "Tax Benefit" shall mean the Tax effect of any Benefit Item, including any interest with respect thereto or interest that would have been payable but for such item.

     "Tax Return" shall mean any return, declaration, report, claim for refund, information return or similar statement filed or required to be filed with respect to any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Date" shall have the meaning specified in Section 10.01(c).

     "Threshold" shall have the meaning specified in Section 9.06(a).

     "Transfer and Servicing Agreement" shall mean that certain Transfer and Servicing Agreement, dated as of July 1, 2002, by and among DCFI, as transferor, FNANB, as servicer, and the Note Trust, as issuer, as amended by Amendment No. 1 to Transfer and Servicing Agreement, dated as of July 8, 2003, by and among DCFI, as transferor, FNANB, as servicer, and the Note Trust, as issuer.

     "Trust Agreement" shall mean that certain Trust Agreement, dated as of July 1, 2002, between DCFI, as transferor, and Wilmington Trust Company, as owner trustee.

     "Trust Estate" shall have the meaning set forth in the Trust Agreement.

     "TSYS" shall mean Total Systems Services, Inc.

     "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

     "Unauthorized Use" shall mean use that was made by a Person other than the Borrower who did not have actual, implied or apparent authority for such use of the Account and from which the Borrower received no benefit.

     "Unearned Annual Fees" shall mean as of the relevant time, with respect to an Account, the unearned portion of the annual fees (net of waivers), if any, for such Account. For purposes of determining the unearned portion of any such annual fees, the fees shall be prorated and allocated on a straight-line basis over 12 months billing cycles commencing in the billing cycle on which the annual fee is first billed to the Account.

     "Unreasonable Condition" shall mean any modification, divestiture, restriction or condition imposed in connection with obtaining any approval, registration, permit, consent or other authorization required to be received from an applicable Governmental Authority in order to satisfy the conditions set forth in Article VIII that would be reasonably expected to have a Purchaser Material Adverse Effect.

                                       21

     "VISA" shall mean individually and collectively Visa U.S.A., Inc and Visa International, Inc. and each of the respective Affiliates, successors and assigns.

     "VISA Agreement" shall mean that certain agreement dated May 20, 1992, by and between FNANB and VISA providing for the issuance by FNANB of commercial and consumer VISA Credit Cards, as amended.

     SECTION 1.02. Construction. The Parties acknowledge that they and their counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, no rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall be employed in the interpretation hereof, and this Agreement or any amendment hereto shall be construed as if drafted jointly by the Parties. Any references to any agreement defined herein shall be deemed to include reference to any amendment, restatement, or other modification made thereto in accordance with the terms thereof. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes" and "including" shall mean, in each case, "including without limitation." Words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa as the context requires. The words "herein," "hereinafter," "hereunder" and words of similar import used in this Agreement shall, unless otherwise stated, refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "proceeds" shall have the meaning set forth in the applicable UCC. As used herein, accounting terms not defined or to the extent not defined shall have the meanings given to them under GAAP or RAP, as the context may require. All references to "$" in this Agreement and the other agreements contemplated hereby shall refer to United States dollars (unless otherwise specified expressly). References to any Person are also intended to include the successors and permitted assigns of such Person.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

     SECTION 2.01.Sale by FNANB. On the Closing Date, and subject to the terms and conditions of this Agreement, Purchaser shall purchase from FNANB and FNANB shall sell, convey, assign and transfer to Purchaser, free and clear of all Liens other than Permitted Liens, all of FNANB's right, title and interest in, to and under all of the following:

     (a)      each Eligible Account;

     (b) all Receivables owned by FNANB or in which FNANB has any right, title or interest as of the Cut-Off Time and all Receivables created in the Eligible Accounts after the Cut-Off Time, all monies due or to become due and all amounts received with respect to such Receivables and all proceeds of such Receivables and the Interchange Amount with respect thereto;

     (c)      each Account Agreement;

                                       22

     (d) each Credit Card and blank convenience check with respect to any Account;

     (e)      the Books and Records;

     (f)      the Servicer Rights;

     (g) all other rights and interests under each of the Securitization Documents;

     (h)      the Master File;

     (i)      the Acquired Borrower Information;

     (j)      the right to all Accrued Interest;

     (k) FNANB's ICA numbers and bank identification numbers relating to the Accounts;

     (l) the unused inventory of plastic stock used with respect to the Credit Card Business;

     (m) all rights, claims, causes of action and suits that FNANB has or may have against any Borrower with respect to any Account or in connection with the Assumed Liabilities, including all rights under the Account Agreements to reimbursement and any indemnification, hold harmless or similar rights in favor of FNANB, DCFI, or any of their respective Affiliates relating to the conduct of the Credit Card Business which may have arisen prior to the Closing Date to the extent that such rights relate to claims brought by or against the Purchaser after the Closing Date; and

     (n) such additional assets, properties, and rights related to the foregoing as may be acquired by FNANB after the date hereof and prior to the Cut-Off Time.

     SECTION 2.02. Sale by DCFI. On the Closing Date, and subject to the terms and conditions of this Agreement, Purchaser shall purchase from DCFI and DCFI shall sell, convey, assign and transfer to Purchaser, free and clear of all Liens other than Permitted Liens, all of DCFI's right, title and interest in, to and under all of the following:

     (a) all Receivables owned by DCFI or in which DCFI has any right, title or interest as of the Cut-Off Time and all Receivables created in the Eligible Accounts after the Cut-Off Time, all monies due or to become due and all amounts received with respect to such Receivables and all proceeds of such Receivables and the Interchange Amount with respect thereto;

     (b)      the Securitization Cash Collateral;

     (c)      the Securitization Retained Interests;

     (d) all rights and interests of DCFI as transferor under any of the Securitization Documents;

                                       23

     (e)      the right to all Accrued Interest; and

     (f) such additional assets, properties, and rights related to the foregoing as may be acquired by DCFI after the date hereof and prior to the Cut-Off Time.

     SECTION 2.03. Retained Assets. FNANB and DCFI, as the case may be, shall retain ownership of their existing right, title and interest in, to and under the following assets (the "Retained Assets"), which shall not be included as Purchased Assets:

     (a) cash-on-hand and cash and cash equivalents in bank accounts maintained by FNANB and/or DCFI related to the operation of the Credit Card Business (other than the suspense accounts, unidentified payments, sums representing amounts owing to or paid by Borrowers or any other cash or cash equivalents properly applied to any Receivable balance) or otherwise, but excluding (i) collections of Receivables that are in the Collection Account or are required to be deposited into the Collection Account under this Agreement or the Securitization Documents, (ii) any amounts that are held in another account pursuant to the Securitization Documents or (iii) any Securitization Cash Collateral;

     (b) all equipment, furniture, fixtures and other tangible personal property;

     (c) all Excluded Accounts and the Receivables relating to such Excluded Accounts existing as of the Cut-Off Time or created thereafter and all monies due or to become due and all amounts received with respect to such Receivables and all proceeds of such Receivables and the Interchange Amount with respect thereto, and with respect to Excluded Accounts, FNANB and DCFI shall be responsible for removing such Accounts from the Master Trusts at or prior to the Closing, including obtaining any and all consents and amendments needed to remove such Accounts.

     (d) all Tax refunds (or credits) related to the operations of the Credit Card Business prior to Closing, or otherwise attributable to Taxes for which Circuit City, FNANB, DCFI or any successors-in-interest thereto are liable pursuant to Section 7.26;

     (e)      all insurance covering Retained Liabilities;

     (f) subject to Section 2.01(m), all rights under the Account Agreements or any of the other Purchased Assets to fees and reimbursements under such agreements and indemnification, hold harmless or similar rights in favor of FNANB, DCFI or any of their respective Affiliates relating to the conduct of the Credit Card Business prior to the Closing;

     (g) all rights to any security deposits or other amounts deposited with any state or other jurisdiction or regulatory authority in connection with the qualification, certification, licensing or permitting of Circuit City, FNANB or DCFI in connection with the conduct of the Credit Card Business, except with respect to such security deposits or other amounts deposited that relate to a qualification, certification, license or permit that is transferred to Purchaser pursuant to Section 2.01(g);

     (h)      collateral relating to any Secured Accounts; and

                                       24

     (i) the customer data included in FNANB's customer databases, even if such data is duplicated in the Acquired Borrower Information (the "Customer Data").

     SECTION 2.04. Assumed Liabilities. At the Closing, Purchaser or its permitted assigns shall assume and agree to pay, perform and discharge, and shall pay, perform and discharge those Liabilities of FNANB and DCFI expressly set forth in this Section 2.04 (the "Assumed Liabilities"):

     (a) all obligations and Liabilities to Borrowers under the Account Agreements relating to the Eligible Accounts, which obligations or Liabilities arise on or after the Closing Date and relate to periods from and after the Closing Date;

     (b) all obligations and Liabilities to Borrowers under the Account Agreements relating to (i) Credit Balances, and (ii) outstanding reward points as of the Cut-Off Time;

     (c) all fees and expenses relating to Eligible Accounts that are incurred or accrue on or after the Closing Date and relate to periods from and after the Closing Date;

     (d) all obligations and Liabilities to pay the fees and expenses to the Card Associations under the Operating Regulations that arise out of account activity in the Eligible Accounts occurring on or after the Closing Date;

     (e) all obligations and Liabilities of FNANB under the Securitization Documents, which obligations or Liabilities arise on or after the Closing Date, and relate to periods from and after the Closing Date;

     (f) all obligations and Liabilities of DCFI under the Securitization Documents which obligations or Liabilities arise on or after the Closing Date, and relate to periods from and after the Closing Date;

     (g) all obligations and Liabilities for Taxes relating to the Purchased Assets for which Purchaser or any successors-in-interest thereto are liable pursuant to Section 7.26; provided that Purchaser assumes no liability or obligation for (i) any sales, use, transfer or similar tax arising by reason of the transfer of Purchased Assets or the consummation of any of the transactions contemplated by this Agreement, (ii) any Taxes attributable to the Purchased Assets arising from or relating to periods prior to the Closing Date, or (iii) any Taxes attributable to the Retained Assets all of which will be borne exclusively by FNANB, DCFI and Circuit City;

     (h) all obligations and Liabilities arising after the Closing Date to apply or to instruct the Indenture Trustee to apply funds described in Section
4.5 of the Series 2002-A Indenture Supplement as provided in Section 4.5 of the Series 2002-A Supplement and to apply funds described in Section 4.5 of the Series 2003-A Indenture Supplement as provided in Section 4.5 of the Series 2003-A Indenture Supplement, in each case, without regard to whether the obligations to which the funds are to be applied on any Distribution Date arose prior to, on or after the Closing Date; and

                                       25

     (i) all obligations and Liabilities arising out of or relating to the Purchased Assets to the extent attributable to occurrences or circumstances arising on or after the Closing Date and relating to periods from and after the Closing Date and not included in the Retained Liabilities.

     SECTION 2.05. Retained Liabilities. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser will not and shall not be deemed to have assumed or be liable for, and FNANB and DCFI shall be solely and exclusively liable with respect to, all Liabilities, other than the Assumed Liabilities ("Retained Liabilities").

     SECTION 2.06. Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be an amount equal to:

     (a) 89.00% multiplied by an amount equal to the Specified Receivables as of the Cut-Off Time;

     (b) plus 87.00% of the Securitization Cash Collateral as of the Cut-Off Time;

     (c) plus 100.00% of amounts on deposit in the Excess Funding Account as of the Cut-Off Time;

     (d) less the outstanding principal amount of the Series 2002-A Class A Notes and the Series 2003-A Class A Notes as of the Closing Date; and

     (e) less the sum of (i) the aggregate amount of all Unearned Annual Fees as of the Cut-Off Time and (ii) the liability for outstanding rewards points which shall, for such purposes, be valued at $.0050 (one half of one cent) per point as of the Cut-Off Time.

     SECTION 2.07. Allocation of Purchase Price.

     (a) Purchaser and Circuit City shall endeavor in good faith to agree, between execution hereof and within 120 days after the Closing Date, on a further allocation of the total consideration among the Purchased Assets (the "Allocation Statement"). If Purchaser and Circuit City have not agreed on the Allocation Statement by such date, each of Purchaser and Circuit City may use its own allocation.

     (b)      The  Allocation  Statement  will be  prepared in  accordance  with
Section 1060 of the Code and the rules and regulations promulgated thereunder.

     (c) Purchaser and Circuit City agree to report the allocation of the total consideration among the Purchased Assets in a manner consistent with the Allocation Statement and agree to act in accordance with the Allocation Statement in the preparation and filing of all Tax Returns (including filing Form 8594 to the extent applicable with their respective federal income Tax Returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code, Treasury regulations, the Internal Revenue Service or any applicable state or local Tax authority) and in the course of any Tax Audit, Tax review or Tax litigation relating thereto; provided that Purchaser, Circuit City and FNANB shall cooperate with each other and use commercially reasonable efforts to uphold the allocation of the total consideration among the

                                       26

Purchased Assets as set forth in the Allocation Statement in the event that such allocation is challenged by any Governmental Authority.

     (d) Purchaser, Circuit City and FNANB shall promptly inform one another of any challenge by any Governmental Authority to any allocation made pursuant to this Section 2.07 and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge.

     SECTION 2.08. Use of Names and Trademarks; Convenience Checks.

     (a) Limited Rights. FNANB and Purchaser agree that Purchaser may replace Borrower's Credit Cards at any time with Credit Cards not bearing any of the Credit Card Marks. FNANB and Purchaser further agree that if, prior to the Conversion Date, any Credit Cards bearing any Credit Card Marks expire and are replaced, such cards will be replaced with Credit Cards bearing Credit Card Marks; provided, however, Purchaser shall be required to replace the Borrowers' Credit Cards with Credit Cards not bearing any of the Credit Card Marks upon the earlier of (x) reissuance of such Credit Cards following the Conversion Date, and (y) 24 months after the Closing Date. Purchaser shall have the right to use the Credit Card Marks pursuant to the terms of the Licensing Agreement.

     (b) Convenience Checks. With respect to convenience checks, FNANB and Purchaser agree as follows:

              (i) FNANB will continue to issue, distribute, process and pay convenience checks for the Accounts through and including the Closing Date. After the Closing Date, FNANB will no longer issue convenience checks but FNANB will distribute, process and pay all convenience checks issued by itself or Purchaser in its capacity as Interim Servicer under the terms of the Interim Servicing Agreement, until the earlier of the expiration date of all convenience checks or the Conversion Date.

              (ii) After the Closing Date and prior to the Conversion Date, Purchaser may issue convenience checks bearing the Credit Card Marks but with routing and transit numbers that will cause the convenience checks to be processed through a bank or financial institution designated by Purchaser. Such convenience checks will expire not later than 90 days after the Conversion Date. Prior to the Closing Date, Purchaser will provide samples of convenience checks to FNANB for its approval.

              (iii) After the Conversion Date, Purchaser shall be prohibited from issuing convenience checks bearing any Credit Card Marks but Purchaser will have the right to process and pay any convenience checks then outstanding. Purchaser further acknowledges that as a result of FNANB's cessation of issuing convenience checks as of the Closing Date, in the event that FNANB is required at any time after the Closing Date to advance funds to any Borrower pursuant to any FNANB-issued convenience check, Purchaser shall reimburse FNANB dollar-for-dollar for the amount paid to the payee of the convenience check.

                                       27

              (iv) Purchaser's license in the Credit Card Marks will include the right to issue, distribute, process and pay convenience checks upon the terms provided above, and to do all things reasonable and necessary to manage the Accounts and Receivables relating to convenience checks and the use and operation thereof.

     (c) Rights Reserved by FNANB. It is expressly agreed that, except as contemplated by Section 2.08(a), Section 2.08(b) and the Licensing Agreement, Purchaser is not purchasing or acquiring any right, title or interest in the Credit Card Marks. Purchaser acknowledges that FNANB or its Affiliates exclusively own each of the Credit Card Marks and goodwill related thereto and symbolized thereby. Purchaser shall not combine the Credit Card Marks with any other mark or term (other than those of VISA or MasterCard), and shall not use the Credit Card Marks in any manner that will materially damage or diminish FNANB's or its Affiliates' goodwill. Purchaser shall promptly upon receipt of written notice from FNANB, which notice shall provide detailed information about inconsistent usage of the Credit Card Marks, cease any act or practice that in FNANB's good faith reasonable opinion could reasonably be expect to damage or diminish the goodwill of FNANB or its Affiliates. In the event any provision of this Section 2.08 shall conflict with the provisions of the Licensing Agreement, the provisions of the Licensing Agreement shall govern.

     SECTION 2.09. Credit Insurance/Debt Cancellation Agreement.

     (a) The Parties acknowledge and agree that (i) Circuit City has entered into the Credit Insurance Agreement, (ii) FNANB has entered into the Debt Cancellation Agreement, and (iii) Northern National has entered into the Northern National Agreements, and that copies of such agreements have been provided or have been made available to Purchaser.

     (b) Each of Circuit City and FNANB agrees that during the Interim Servicing Period, it shall continue to perform all of its obligations under the Assurant Agreements and the Northern National Agreements, as applicable, and that it shall cause Northern National to continue to perform all of its obligations under the Northern National Agreements during the Interim Servicing Period. During the Interim Servicing Period, each of Circuit City and FNANB shall not, and shall cause Northern National not to, amend the Assurant Agreements or the Northern National Agreements, as applicable, without the consent of the Purchaser. In no event will such Assurant Agreements or the Northern National Agreements, as applicable, be amended during the Interim Servicing Period in a manner that would treat those Accounts purchased by the Purchaser less favorably than the manner in which the Accounts were treated by FNANB prior to the Closing Date.

     (c) Each of Circuit City and FNANB hereby agrees with Purchaser that, during the Interim Servicing Period, Circuit City and FNANB, as applicable, shall assign to Purchaser any and all payments received by such Party from any Borrower or any other Person with respect to the provision of any credit insurance or debt cancellation product or received by any member of the Assurant Group with respect thereto.

     (d) Purchaser agrees that, in the event that Northern National is at any time during the Interim Servicing Period required to provide any payment to any member of the Assurant Group or to any other party under the terms of the Northern National Agreements, Northern National

                                       28

shall notify Purchaser of such payment in writing and make such payment (the "Reinsurance Payment") as may be required under the operative agreement, and Purchaser shall reimburse FNANB or Northern National as directed by FNANB to the full amount of the Reinsurance Payment no later than five Business Days after receiving notice thereof.

     (e) Notwithstanding the foregoing, Purchaser acknowledges that the Northern National Agreements, as well as any other agreements, contracts, understandings or other arrangement by and among Circuit City, FNANB, DCFI, their respective Affiliates and Northern National, may, in the sole discretion of Circuit City, FNANB and their respective Affiliates, be terminated as of the Conversion Date with respect to the Accounts conveyed to Purchaser hereunder.

     SECTION 2.10. Other Parties. Circuit City, FNANB and DCFI represent and warrant that none of Circuit City or any Affiliate thereof, other than FNANB or DCFI, has any ownership rights or interests in the Purchased Assets, and to the extent that any interests in such assets are determined or deemed by a court of competent jurisdiction to be owned by Circuit City or any Affiliate thereof (other than FNANB or DCFI), then Circuit City, FNANB, and DCFI shall, or shall cause such party to, promptly convey, assign and transfer to Purchaser all of such party's respective right, title and interest in and to such asset or interest, free and clear of all Liens other than Permitted Liens, to the same extent as originally conveyed to Purchaser by FNANB and DCFI at the Closing and for no additional consideration hereunder.

     SECTION 2.11. Collections Adjustment Amount.

     (a) The Servicer shall deposit into the Collection Account, on or before the Closing Date, all Collections of Finance Charge Receivables allocated to Series 2002-A and all Collections of Finance Charge Receivables allocated to Series 2003-A, in each case with respect to the period from and including the first day of the Closing Month to but excluding the Closing Date.

     (b) On the Distribution Date in the month following the Closing Month, the Purchaser shall pay to the Sellers the following amounts:

              (i) an amount equal to the Sellers' Pro Rata Share of the amount paid to the Purchaser (as Holder of the Exchangeable Transferor Certificate) on such Distribution Date pursuant to Section 4.1(h) of the Pooling and Servicing Agreement (such amount to be calculated as if all Available Funds (as defined in the Series 2002-A Indenture Supplement or the Series 2003-A Indenture Supplement, as applicable) for the Closing Month were on deposit in the Collection Account on such Distribution Date); plus

              (ii) an amount equal to the Sellers' Pro Rata Share of the amount included in Available Principal Collections (as defined in the Series 2002-A Indenture Supplement) for such Distribution Date pursuant to Sections 4.5(a)(iii), (iv) and (ix) of the Series 2002-A Indenture Supplement; plus

              (iii) an amount equal to the Sellers' Pro Rata Share of the amount included in Available Principal Collections (as defined in the Series 2003-A Indenture Supplement)

                                       29

for such Distribution Date pursuant to Sections 4.5(a)(iii), (iv) and (x) of the Series 2003-A Indenture Supplement; plus

              (iv) an amount equal to the amount paid to the Purchaser (as Holder of the Exchangeable Transferor Certificate) on such Distribution Date pursuant to Section 4.1(b) of the Pooling and Servicing Agreement (less any portion of such amount attributable to amounts deposited by the Purchaser into the Collection Account after the Closing Date); plus

              (v) an amount equal to the Sellers' Pro Rata Share of the amount paid to the Purchaser (as Servicer) on such Distribution Date pursuant to Section 4.5(a)(xi) of the Series 2002-A Indenture Supplement and Section 4.5(a)(ii) of the Series 2003-A Indenture Supplement (including any amounts payable pursuant to either such section but netted against deposits to the Collection Account).

     (c) If the Closing Date occurs after the Distribution Date in the Closing Month, then, on the Distribution Date in the month following the Closing Month, the Purchaser shall pay to the Sellers in addition to the amounts due under subsection (b) above the following amounts:

              (i) an amount equal to the Series 2002-A Payment Percentage for such Distribution Date of the interest accrued on the Series 2002-A Class B Notes from and including the Distribution Date in the Closing Month to but excluding the Closing Date; plus

              (ii) an amount equal to Series 2003-A Payment Percentage for such Distribution Date of the interest accrued on the Series 2003-A Class B Notes from and including the Distribution Date in the Closing Month to but excluding the Closing Date; plus

              (iii) an amount equal to the interest accrued on the Series 2002-A Class A Notes and the Series 2003-A Class A Notes from and including the first day of the month following the Closing Month to but excluding such Distribution Date; plus

              (iv) an amount equal to the Series 2002-A Payment Percentage for such Distribution Date of the interest accrued on the Series 2002-A Class B Notes from and including the first day of the month following the Closing Month to but excluding such Distribution Date; plus

              (v) an amount equal to the Series 2003-A Payment Percentage for such Distribution Date of the interest accrued on the Series 2003-A Class B Notes from and including the first day of the month following the Closing Month to but excluding such Distribution Date

     (d) If the Closing Date occurs on or prior to the Distribution Date in the Closing Month, then, on the Distribution Date in the Closing Month, the Purchaser shall pay to the Sellers the following amounts and on the Distribution Date in the following month, the Purchaser shall pay the amounts due under subsection (b) above:

                                       30

              (i) an amount equal to the amount paid to the Purchaser (as Holder of the Exchangeable Transferor Certificate) on such Distribution Date pursuant to Section 4.1(h) of the Pooling and Servicing Agreement; plus

              (ii)     an  amount  equal to the  amount  included  in  Available
     Principal Collections (as defined in the Series 2002-A Indenture Supplement) for such Distribution Date pursuant to Sections 4.5(a)(iii),
     (iv) and (ix) of the Series 2002-A Indenture Supplement; plus

              (iii)    an  amount  equal to the  amount  included  in  Available
     Principal Collections (as defined in the Series 2003-A Indenture Supplement) for such Distribution Date pursuant to Sections 4.5(a)(iii),
     (iv) and (x) of the Series 2003-A Indenture Supplement; plus

              (iv) an amount equal to the amount paid to the Purchaser (as Holder of the Exchangeable Transferor Certificate) on such Distribution Date pursuant to Section 4.1(b) of the Pooling and Servicing Agreement; plus

              (v) an amount equal to the amount paid to the Purchaser (as Servicer) on such Distribution Date pursuant to Section 4.5(a)(xi) of the Series 2002-A Indenture Supplement and Section 4.5(a)(ii) of the Series 2003-A Indenture Supplement (including any amounts payable pursuant to either such section but netted against deposits to the Collection Account); plus

              (vi) an amount equal to the Series 2002-A Payment Percentage for such Distribution Date of the interest accrued on the Series 2002-A Class B Notes from and including the Distribution Date in the month preceding the Closing Month to but excluding the Closing Date; plus

              (vii) an amount equal to the Series 2003-A Payment Percentage for such Distribution Date of the interest accrued on the Series 2003-A Class B Notes from and including the Distribution Date in the month preceding the Closing Month to but excluding the Closing Date; plus

              (viii) an amount equal to the interest accrued on the Series 2002-A Class A Notes and the Series 2003-A Class A Notes from and including the first day of the Closing Month to but excluding such Distribution Date; plus

              (ix) an amount equal to the Series 2002-A Payment Percentage for such Distribution Date of the interest accrued on the Series 2002-A Class B Notes from and including the first day of the Closing Month to but excluding such Distribution Date; plus

              (x) an amount equal to the Series 2003-A Payment Percentage for such Distribution Date of the interest accrued on the Series 2003-A Class B Notes from and including the first day of the Closing Month to but excluding such Distribution Date.

     (e) On the Distribution Date in the second month following the Closing Month, the Purchaser shall pay to the Sellers an amount equal to the amount paid to the Purchaser (as Holder

                                       31

of the Exchangeable Transferor Certificate) on such Distribution Date pursuant to Section 4.1(b) of the Pooling and Servicing Agreement (less any portion of such amount attributable to amounts deposited by the Purchaser into the Collection Account after the Closing Date).

                                  ARTICLE III

                                     CLOSING

     SECTION 3.01. The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place (i) within three Business Days following the date on which the last of the conditions required to be satisfied or waived pursuant to Article VIII is either satisfied or waived, and (ii) at 10:00 a.m. Eastern Standard Time at the offices of Sidley Austin Brown & Wood LLP, 1501 K Street, Washington, D.C. 20005, or at such other time, place and manner
(including via facsimile) as may be mutually agreed to by the Parties hereto (such time and date being referred to herein as the "Closing Time" and the "Closing Date," respectively). Upon the Closing, Purchaser shall own the Purchased Assets as of the Cut-Off Time, and shall assume and perform and discharge, in accordance with their respective terms, the Assumed Liabilities. Thereafter, none of Circuit City, FNANB nor DCFI shall have any further income participation or ownership interest in any of the Purchased Assets.

     SECTION 3.02. Valuation Date Statement. Not later than 10 Business Days prior to the Closing Date (the "Preliminary Valuation Date"), FNANB shall deliver to Purchaser the Preliminary Valuation Date Statement, along with sufficient reports and other supporting calculations so as to verify the calculations set forth in the Valuation Date Statement including the Master File tape and the Master File extension record, calculated as of the Preliminary
Valuation  Date.  Purchaser  shall  have the  right to  review  the  Preliminary
Valuation  Date  Statement,  together with any supporting  documents  reasonably requested by Purchaser to verify the accuracy and completeness of the computations set forth therein, and the Preliminary Valuation Date Statement shall be revised to reflect any mutually agreed to modifications thereto by Purchaser and FNANB. Not later than three Business Days prior to the Closing Date (the "Subsequent Valuation Date"), FNANB shall deliver to Purchaser the Subsequent Valuation Date Statement, along with sufficient reports and other supporting calculations so as to verify the calculations set forth in the Subsequent Valuation Date Statement, including the Master File Tape and the Master File extension record, calculated as of the Subsequent Valuation Date. In the event that the Subsequent Valuation Date Statement deviates from the Preliminary Valuation Date Statement by less than five percent, then the Closing shall occur based on the Subsequent Valuation Date Statement. In the event that the Subsequent Valuation Date Statement deviates from the Preliminary Valuation Date Statement by more than five percent, then the Parties shall attempt in good faith to resolve any such deviation. If FNANB and Purchaser are unable to reach an agreement as to such deviation on or prior to the day prior to the Closing, the Closing shall occur based on the lesser of the Preliminary Valuation Date Statement and the Subsequent Valuation Date Statement and the dispute shall be resolved and the Subsequent Valuation Date Statement shall be determined by the Accountants in accordance with Section 4.04.

     SECTION 3.03. Payments on the Closing Date. At the Closing, Purchaser shall pay FNANB (for the account of Sellers and Circuit City) the Purchase Price set forth in the appropriate valuation date statement as set forth in Section 3.02. Payment to FNANB on the

                                       32

Closing Date shall be made by a wire transfer of immediately available U.S. dollars no later than 11:00 a.m. Eastern Standard Time to an account designated in writing by FNANB. FNANB shall provide Purchaser with wire instructions no later than two Business Days prior to the Closing Date.

     SECTION 3.04. Seller Deliveries. At the Closing, FNANB and DCFI, as the case may be, shall deliver to Purchaser:

     (a)      the Related Agreements,  duly executed and dated as of the Closing
Date;

     (b) each of the assignment agreements, assignment and assumption agreements and other agreements and documents identified on Schedule 3.04(b), each of which shall be in a form reasonably mutually satisfactory to FNANB, DCFI and Purchaser (the "Securitization Transfer Agreements") and the Required Amendments, duly executed;

     (c)      the  officer's  certificates  to be delivered in  accordance  with
Section 8.02(d)(ii) and (d)(iii);

     (d)      any consents to be delivered in accordance  with Section  8.01(f);
and

     (e)      the opinions to be delivered in accordance with Section 8.02(g);

     (f) all such other deeds and instruments of sale, transfer, conveyance, endorsements, and assignments, duly executed, as Purchaser and its counsel reasonably may request or as may be necessary to vest in Purchaser or its permitted assigns good and marketable title to the Purchased Assets and effect the transactions contemplated by Sections 2.01 and 2.02; and

     (g)      completed Financing Statements.

     SECTION 3.05. Purchaser's Deliveries. At the Closing, Purchaser shall deliver to FNANB, on behalf of itself and its Affiliates:

     (a)      the Purchase Price;

     (b)      the Related Agreements, duly executed;

     (c)      the   Securitization   Transfer   Agreements   and  the   Required
Amendments, duly executed;

     (d)      the  officer's  certificates  to be delivered in  accordance  with
Section 8.03(d)(ii) and (d)(iii);

     (e) all such other deeds and instruments of sale, transfer, conveyance, endorsements, and assignments as may be necessary for or reasonably requested by FNANB on behalf of itself and its Affiliates in connection with the Closing so as to effect the transaction contemplated hereby; and

     (f)      the opinion to be delivered in accordance with Section 8.03(e).

                                       33

     SECTION 3.06. Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no proceeding shall be deemed taken, payment made, nor any documents executed and delivered until all have been taken, made, executed, and delivered.

     SECTION 3.07. Delivery of Books and Records. Except as otherwise provided in the Interim Servicing Agreement and subject to all Requirements of Law, FNANB shall use its commercially reasonable efforts to deliver all Books and Records to Purchaser on the Closing Date or as soon as practicable thereafter, but, in any event, FNANB shall deliver the Books and Records to Purchaser no later than 30 days after the expiration or termination of the Interim Servicing Agreement.

     SECTION 3.08. Transfer of Absolute Title; Filing of Financing Statements.

     (a) The Parties intend that, for all purposes, the transactions contemplated hereby shall be treated as a purchase and sale of the Purchased Assets. Upon Purchaser's purchase of the Purchased Assets pursuant to this Agreement, all of FNANB's and DCFI's right, title and interest therein shall be transferred to Purchaser or its permitted assigns as provided in Sections 2.01 and 2.02. It is the express intent of the parties that the conveyance of the Purchased Assets by FNANB and DCFI to the Purchaser pursuant hereto be construed as a purchase and sale, free and clear of all Liens or adverse claims, for accounting, regulatory, tax and all other purposes, and that the Purchased Assets not be a part of assets of or respective estate of Circuit City, FNANB or DCFI or any Affiliates thereof in the event of its insolvency or if it were to become a debtor in a bankruptcy.

     (b) Purchaser shall prepare at or prior to the Closing such Financing Statements as Purchaser deems satisfactory in form and substance. Each of FNANB and DCFI hereby authorizes Purchaser to file such Financing Statements and any continuation statements and amendments thereto in all jurisdictions and with all filing offices as Purchaser may reasonably determine are necessary or advisable to protect the interest of Purchaser in the Purchased Assets. Such Financing Statements may describe as collateral the Purchased Assets in the same manner as described herein or may contain an indication or description of collateral that describes such property in a manner as Purchaser may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Purchased Assets of Purchaser. Following filing of such Financing Statements in such jurisdictions as Purchaser may reasonably determine is necessary or appropriate to fully preserve, maintain and protect the interest of Purchaser in the Purchased Assets, Purchaser shall provide FNANB and DCFI with file-stamped copies of, or filing receipts for, such Financing Statements as soon as available following such filing.

     SECTION 3.09. Power of Attorney. Effective upon the Closing Date, FNANB hereby irrevocably names, constitutes, and appoints Purchaser and any of Purchaser's officers, agents, employees, or representatives its duly authorized attorney and agent with full power and authority to (i) endorse in FNANB's name any check, draft, or other instrument of payment relating to the Purchased Assets, including through the use of a rubber stamp with the signature of FNANB thereon, (ii) receive and collect any and all monies due under such Purchased Assets, and (iii) enforce performance of all Purchased Assets purchased by Purchaser pursuant to this

                                       34

Agreement. The power of attorney granted by this provision is coupled with an interest and is irrevocable.

                                   ARTICLE IV

                     POST-CLOSING PURCHASE PRICE ADJUSTMENTS

     SECTION 4.01. Post-Closing Payments.

     (a) If (i) FNANB is debited by VISA or MasterCard after the Cut-Off Time for a chargeback in respect of which FNANB provided a Borrower a credit on an Account prior to the Cut-Off Time; (ii) a check from a Borrower in payment of amounts owed on an Account, which was credited to such Account prior to the Cut-Off Time, is returned unpaid by the drawee after the Cut-Off Time; (iii) Purchaser provides a credit on an Account with respect to Unauthorized Use of an Account prior to the Closing Date; or (iv) Purchaser provides a credit on an Account in connection with a transaction posted before the Cut-Off Time as a result of rights asserted by the Cardholder under 12 CFR ss.226.12(c) or 12 CFR ss.226.13(d), then an adjustment to the Purchase Price shall be made in favor of FNANB (in the case of clause (i) or (ii)) and Purchaser (in the case of clause
(iii) or (iv)) in the amount of such chargeback, check or credit, as the case may be. The adjustment to the Purchase Price shall be effected by making an appropriate adjustment to the daily settlement that occurs between the Parties in accordance with the Interim Servicing Agreement; provided, however that no adjustments to the Purchase Price shall be made on any date later than 90 days after the Conversion Date.

     (b) Payments on the Settlement Date. Purchaser shall pay to FNANB, or FNANB (on behalf of itself and the other Sellers) shall pay to Purchaser, as the case may be, the aggregate Settlement Date Adjustment Amount and Post Closing Payments reflected on the Settlement Date Statement. Such payment shall be remitted no later than 3:00 p.m. Eastern Daylight Time on the Settlement Date by a Federal wire transfer in immediately available U.S. Dollars to an account designated in writing by the Party to which payment is due. Wire instructions shall be forwarded to the paying Party no later than two Business Days prior to the Settlement Date.

     SECTION 4.02. Post-Settlement Date Adjustments. In the event that facts or circumstances arise after the date of the Settlement Date Statement that give rise to Post-Closing Payments, then, after the Settlement Date, in accordance with Section 4.01, the Parties agree that a further adjustment to the Purchase Price shall be made in favor of FNANB or Purchaser, as applicable, in the amount of the chargeback, check or credit, as the case may be, resulting from any such Post-Closing Payments. The Party with knowledge of the facts relating to the facts or circumstances giving rise to such Post-Closing Payments shall provide to the other Party written notice and supporting documentation (to the extent available to such Party) as promptly as practicable after discovering such facts or circumstances, and in any case, within 30 Business Days of the discovery thereof. FNANB (or Circuit City on its behalf) or Purchaser, as the case may be, shall, within five Business Days after receipt of said notice or the resolution of any dispute related thereto in accordance with Section 4.04 (but in no event earlier than five Business Days after the Settlement Date), reimburse the other Party to which such payment is owed, in immediately available funds, for the amount of said adjustment, together with interest on the

                                       35

reimbursed amount computed from the Closing Date to the date of reimbursement at an interest rate equal to the Federal Funds Rate divided by 360 for each day during such period.

     SECTION 4.03. Reimbursement Obligations.

     (a) In the event any Account purchased by Purchaser is, at any time on or after the Closing Date, reasonably determined by Purchaser to be an Account which should not have been classified as an Eligible Account, or if a Receivable for an Account was wrongfully classified as a Specified Receivable, as of the Cut-Off Time (any such Account a "Covered Account," and any such Receivables a "Covered Receivable"), Purchaser, or its designee, may demand in writing that the Sellers reimburse Purchaser for such Covered Account or Covered Receivable (and all other Purchased Assets related to such Covered Account or Covered Receivable) in an amount equal to the Reimbursement Amount, calculated in the manner set forth in Section 4.03(b). Neither Purchaser nor any other person shall be entitled to any contractual claim or damages hereunder in respect of the Purchase Price with respect to any Covered Account or Covered Receivable to the extent that Purchaser has been compensated through the payment by the Sellers to Purchaser of the related Reimbursement Amount in accordance with the terms of this Section 4.03; provided that nothing contained in this Section 4.03 shall limit, restrict, preclude or qualify any right of indemnification provided for in this Agreement.

     (b) The "Reimbursement Amount" for each Covered Account or Specified Receivable shall be an amount equal to the sum of (i) the portion of the Purchase Price, if any, paid in connection with such Covered Account or Covered Receivable, minus (ii) all adjustments previously made for such Covered Account or Covered Receivable. If no Purchase Price was paid and no adjustments have previously been made with respect to such Covered Account or Covered Receivable, then the Reimbursement Amount shall be zero. For purposes of determining the Reimbursement Amount for any such Covered Account or Covered Receivable, any Post-Closing Payment and the Settlement Date Adjustment Amount shall be considered positive numbers if such amount was paid or is payable by the Sellers to Purchaser, and shall be considered negative numbers if such amount was paid or is payable by Purchaser to the Sellers.

     SECTION 4.04. Resolution of Disputes. The Parties agree that (i) Purchaser shall have the right to dispute any calculation or amount set forth in the Settlement Date Statement, (ii) FNANB shall have the right to dispute any calculation or amount in the Post Closing Payments, and (iii) any Party may dispute any calculation or amount contained in a written notice delivered by the other Party in accordance with Section 4.02. In the event a Party wishes to dispute any such calculations, the Party disputing such calculation shall deliver a written notice to the other Parties within five Business Days of receipt of the Settlement Date Statement or the notice of Post Closing Payments, as the case may be, specifying with particularity the disputed amounts. Thereafter, the Parties shall negotiate in good faith for a period of up to 10 Business Days to resolve any such dispute. If such dispute is not resolved within such 10-Business Day period, then the Parties shall, within five Business Days after the end of such 10-Business Day period, jointly retain a nationally recognized independent public accounting firm (the "Accountant") to reconcile any financial items in dispute. The Accountant shall not have provided services to Circuit City or its Affiliates or Purchaser during the preceding 12 months. The Accountant shall be required to complete its assessment within 10 Business Days and the findings of the Accountant shall be final and binding upon the parties without any rights of

                                       36

appeal. Each of Purchaser, FNANB, DCFI and their Affiliates shall cooperate fully in assisting the Accountant in its review, including without limitation by providing the Accountant with reasonable access during normal business hours to all files, books, and records relevant thereto and providing such other information as the Accountant may reasonably request in connection with such review. The fees, costs, and expenses incurred by the parties in connection with the retention of and performance by the Accountant shall be borne equally by FNANB (or Circuit City on its behalf) and the Purchaser. Any Post Closing Payments determined by the Accountant in accordance with the procedures set forth in this Section 4.04 shall be utilized to determine the amount of any payments to be made in accordance with Section 4.01 or Section 4.02.

                                   ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF CIRCUIT CITY, FNANB AND DCFI

     Circuit City, FNANB, and DCFI jointly and severally represent and warrant to Purchaser, as of the date hereof and as of the Closing Date (or as of such other date as may be expressly provided in any representation or warranty), as set forth below.

     SECTION 5.01. Organization; Good Standing. Circuit City is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia. FNANB is located in Richmond, Virginia, and is a wholly owned subsidiary of Circuit City, duly organized, validly existing and in good standing under the laws of the United States as a limited purpose credit card bank under the Bank Holding Company Act of 1956. dcfi is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Circuit City, FNANB and DCFI has all requisite corporate power and authority to own, lease and operate the portion of the Purchased Assets owned, leased, or operated by it and to carry on the Credit Card Business as currently conducted and is duly authorized, qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or operation of the portion of the Purchased Assets or operation of the Credit Card Business requires such authorization, qualification or licensing, except where the failure to be so authorized, qualified or licensed would not have a Business Material Adverse Effect.

     SECTION 5.02. Authority; Validity. Each of Circuit City, FNANB and DCFI has all necessary corporate power and authority to enter into this Agreement and the Related Agreements and to perform all of the obligations to be performed by it under this Agreement and the Related Agreements. The making, execution, delivery, and performance of this Agreement and the Related Agreements and the consummation by each of Circuit City, FNANB and DCFI of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of such Party. This Agreement has been, and as of the Closing Date the Related Agreements will be, duly and validly executed and delivered by each of Circuit City, FNANB or DCFI that is a party hereto or thereto. Assuming the due authorization, execution, and delivery by Purchaser, this Agreement constitutes and the Related Agreements when executed and delivered will constitute, the valid and binding obligations of each of Circuit City, FNANB and DCFI that is a party hereto or thereto, enforceable against it in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of receivers

                                       37

and conservators of insured depository institutions under 12 U.S.C. ss.1821(d) and (e), and other laws relating to or affecting creditors' rights generally and by general equity principles.

     SECTION 5.03. Conflicts; Defaults. Neither the execution and delivery of this Agreement and the Related Agreements by Circuit City, FNANB and DCFI, nor the consummation of the transactions contemplated hereby or thereby by such Parties will (i) violate, conflict with, result in the breach of, constitute a default under, be prohibited by, require any additional approval under, accelerate the performance required by, require the assumption of, give any third party the right to terminate, or result in any other change, right or obligation or the loss of benefit under (x) any terms, conditions, or provisions of Circuit City's, FNANB's or DCFI's organizational documents or bylaws, (y) except with respect to consents and approvals referred to on Schedule 5.03 and 5.04, any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Circuit City, FNANB, or DCFI is now a party or by which it is bound, or (z) any Requirement of Law applicable to Circuit City, FNANB or DCFI, other than, in the case of clause (y), any such violation, conflict, breach, default, prohibition, approval, acceleration, assumption, termination right, change in right or obligation or loss of benefit that would not have a Business Material Adverse Effect, or (ii) result in the creation or imposition of any Lien (other than a Permitted Lien), with or without the giving of notice or the lapse of time or both, upon the Purchased Assets, or the Assumed Liabilities.

     SECTION 5.04. Approvals. No notices, approvals, reports or other filings are required to be made by any of Circuit City, FNANB or DCFI with, nor are there any consents, registrations, approvals, permits or other authorizations required to be obtained by such Parties from, any Governmental Authority or other third party in order for such Parties to execute or deliver this Agreement, the Related Agreements or the Securitization Transfer Agreements or to consummate the transactions contemplated hereby or thereby except (i) for (A) the Required Amendments, and (B) the consents set forth in Schedule 5.04 (the "Seller Consents") and Schedule 8.01(f) (the "Essential Consents"), or (ii) where the failure to obtain such third party non-Governmental consents and approvals would not be material. To the Knowledge of Circuit City, FNANB or DCFI, there are no facts, events, circumstances or conditions relating to such Parties or any of their Affiliates now in existence or reasonably likely to exist prior to the Closing, which facts, events, circumstances or conditions could reasonably be expected to result in the imposition of an Unreasonable Condition.

     SECTION 5.05. Litigation. Except as set forth in Schedule 5.05, there is no action, suit, proceeding, claim, authorization, or other litigation pending, or any investigation by any Governmental Authority pending or, to the Knowledge of Circuit City, FNANB or DCFI, any action, suit, proceeding, claim or other litigation or governmental investigation threatened, against such Parties or any of their Affiliates that has had or would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. There are no judgments, injunctions, writs, orders or decrees binding upon the Purchased Assets, the Assumed Liabilities, or the Credit Card Business or on Circuit City, FNANB or DCFI or any of their respective Affiliates that (i) would reasonably be expected to prevent the consummation of the transactions contemplated hereby, or
(ii) would (A) be binding upon Purchaser following consummation of such transactions, or (B) adversely affect the conduct of the Credit Card Business by Purchaser in any material respect. No audit, investigation, inspection, or other review or inquiry by any Governmental Authority concerning or involving the Credit Card

                                       38

Business conducted since January 1, 2002 has reported any material violation by Circuit City, FNANB or DCFI of any Requirement of Law.

     SECTION 5.06. Compliance with Requirements of Law.

     (a) Circuit City, FNANB and DCFI are in compliance in all material respects with all applicable Requirements of Law relating to or in any way affecting the Credit Card Business. Since January 1, 2000, such Parties have not
(i) violated in any material respect any Requirement of Law relating to the Credit Card Business or (ii) received any written or, to the Knowledge of such Parties, oral notice from (and otherwise does not have any Knowledge of) any Governmental Authority that alleges any noncompliance (or that such Parties are under investigation by any such Governmental Authority for such alleged noncompliance) with any Requirements of Law relating to the Credit Card Business. Without limiting the generality of the foregoing, Circuit City, FNANB, DCFI, the Master Trusts and each of their Affiliates, as applicable, have complied in all material respects with Sections 23A and 23B of the Federal Reserve Act, 12 U.S.C. ss.ss.371C and 371C-1.

     (b) Circuit City, FNANB and DCFI have timely filed all regulatory reports, schedules, forms, registrations, and other documents, together with any amendments required to be made with respect thereto, that each was required to file since January 1, 2002 with any Governmental Authority with respect to the Credit Card Business (the "Seller Business Documents") and has timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such filing or such payments would not have a Business Material Adverse Effect. There is no material unresolved violation or exception by any such Governmental Authority with respect to any of the Seller Business Documents. As of their respective dates, the Seller Business Documents complied, and the Seller Business Documents filed subsequent to the date hereof will comply as of their respective dates, in all material respects with all Requirements of Law.

     SECTION 5.07. Absence of Certain Changes. Except as set forth in Schedule 5.07, since January 1, 2002, the Credit Card Business has been conducted in the ordinary course and there has not been:

     (a) any Account Agreement entered into, Account opened or Credit Card or Account number issued other than in the ordinary course of business and in compliance in all material respects with all Requirements of Law and the Account Guidelines;

     (b) any material change in: (x) any financial accounting practices, policies or procedures (to the extent any such change would be binding on or otherwise affect the Credit Card Business or Purchaser following the Closing, in each case except to the extent contemplated by this Agreement and the Related Agreements, and except for any change in accounting practices, policies and procedures required by reason of a concurrent change in GAAP or RAP); (y) any collections, pricing, origination, charge-off, reaging, credit or underwriting practices, policies and procedures of FNANB with respect to the Accounts, or (z) in the servicing practices, policies and procedures of the Servicer with respect to the Receivables;

                                       39

     (c)      any  creation  or  incurrence  of any Lien (other than a Permitted
Lien) on any Purchased Assets (other than the rights, claims and interests arising under the Securitization Documents); or

     (d)      any Business Material Adverse Effect.

     SECTION 5.08. Licenses and Permits. Except as set forth in Schedule 5.08 or as would not have, individually or in the aggregate, a Business Material Adverse
Effect: (i) all of the Seller Permits are valid and in full force and effect in every state in the United States where they are required under applicable law;
(ii) none of Circuit City, FNANB or DCFI is in default, and no condition exists that with notice or lapse of time or otherwise would constitute a default, under the Seller Permits; and (iii) none of the Seller Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby and by the Related Agreements.

     SECTION 5.09. Accounts; Procedures.

     (a) Each Account and each Receivable included in the Purchased Assets is in all material respects as described in the Master File and the Final Closing Tape, and when delivered to Purchaser, the information contained in the Final Closing Tape will be correct in all material respects as of the Cut-Off Time.

     (b) FNANB has provided representative forms of Account Agreements to Purchaser and all such forms contain all terms of the Account Agreements as currently in effect. Except as set forth in Schedule 5.09(b), the terms of the Account Agreements have not been waived (other than on a case-by-case basis as reflected in the Books and Records in all material respects), impaired, altered or modified in any material respect by FNANB.

     (c) Each Account included in the Purchased Assets is governed by the applicable Account Agreement.

     (d) Each Account included in the Purchased Assets has been solicited, originated, created, maintained and serviced in compliance in all material respects with (i) the Account Guidelines, and (ii) all applicable Requirements of Law.

     (e)      (i)  All   disclosures   made  in  connection  with  the  Accounts
attributable to FNANB or DCFI complied in all material respects with all applicable Requirements of Law as of the time made, and (ii) as of the date hereof, no Requirements of Law requires any supplemental disclosures which have not already been made.

     (f) Except as would not have, individually or in the aggregate, a Business Material Adverse Effect, each Account Agreement is the legal, valid and binding obligation of the Borrower, each other obligor thereon and FNANB and is enforceable against the Borrower or its successors-in-interest in accordance with the terms thereof except (i) as such enforcement may be subject to bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies and (ii) for the rights of Borrowers under 12 C.F.R. ss.226.12(c), 12 C.F.R. ss.226.13(d) and the Soldiers and Sailors Civil

                                       40

Relief Act. To the Knowledge of FNANB, the arbitration provisions of the Account Agreements are valid and enforceable against the applicable Borrower, subject to bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and by legal and equitable limitations on the enforceability of specific remedies, further recognizing that different jurisdictions may treat any applicable arbitration provision differently from other jurisdictions.

     (g)      The  interest  rates,   fees,  charges  and  minimum  payments  in
connection with the Accounts comply with all applicable Requirements of Law and applicable Account Agreements.

     (h) All Account Agreements and Accounts are freely assignable by FNANB, and do not require the approval or consent of any Borrower or any other Person to effectuate the valid assignment of the same in favor of Purchaser.

     (i) FNANB has performed all material obligations required to be performed by FNANB under the Account Agreements and FNANB is not in material default under, and no event has occurred with respect to FNANB's performance under the Account Agreements, which, with the lapse of time or action by a third party, will or is reasonably likely to result in a material default by FNANB under any such Account Agreements.

     (j)      As  of  the  date  that  a  Receivable  was   transferred  to  the
Certificate Trust, such Receivable was an Eligible Receivable.

     (k) As of the date that an Account was identified as an account subject to the Pooling and Servicing Agreement such Account was an Eligible Account; provided, however, that, for purposes of this subclause (k) only, the term "Eligible Account" shall have the meaning assigned to it in the Pooling and Servicing Agreement.

     (l) No obligations exist to maintain any Credit Cards or Accounts as MasterCard or VISA branded and Purchaser will have the right to reissue cards as MasterCard or VISA cards in its sole discretion without, to the Knowledge of the Sellers, obligation or liability to any person, and without negative consequences to Interchange rates or otherwise under the MasterCard Agreement, the VISA Agreement or the Operating Regulations.

     (m) Upon Closing, Purchaser will have the right to change any of the terms and conditions of the Account Agreements without restriction except for providing timely notice under federal truth-in-lending laws and regulations, and providing opt-outs if mandated by Requirements of Law in accordance with the Account Agreements and in accordance with any other Requirements of Law. Rewards programs are valid as stated, are transferable to Purchaser and Purchaser upon the Closing will have the right to change the terms of rewards programs (including by devaluing points) without restriction or liability to Borrowers or any other Person; provided, however, that any cost associated with any such change and any liability associated therewith will be borne solely by Purchaser.

     (n)      At least 90% of the  Accounts  were  originated  by FNANB  through direct mail solicitation campaigns targeted to pre-qualified potential cardholders in accordance with the documented credit policy log made available to Purchaser. Beginning January 1, 2000, at least

                                       41

90% of the Accounts were originated with a front end Fair Isaac Corporation ("FICO") score greater than or equal to 640.

     (o) Fees assessed on Accounts that are not paid on the relevant cycle date of such Account as specified in the applicable Account Agreement are $29 per billing cycle and are assessed no later than five days following the respective due dates of such Account payment.

     (p) No more than 3,000 Accounts are subject to a reaffirmation agreement and such Accounts have outstanding balances, in the aggregate, of no more than $2.6 million.

     (q) Except as set forth on Schedule 5.09(q), since July 31, 2003, Sellers have not sold or otherwise disposed of any accounts, including, without limitation, any charged-off accounts.

     (r) As of July 31, 2003, at least 9.0% of existing Accounts were enrolled in and subject to a debt-cancellation or credit insurance program or product.

     (s) Credit Cards are issued with an expiration date either 12 or 24 months following the date of issuance. Credit Cards associated with Accounts that have been inactive for at least 24 consecutive months are not reissued.

     (t) Sellers do not currently sponsor, maintain or otherwise provide collection hardship programs or reduced payment programs other than third party consumer credit counseling. Sellers have not, and do not, utilize any so-called "match-pay," "skip-a-pay" or similar program except for skip-a-pay programs in instances of officially declared disaster areas for affected Account holders.

     (u) Charge-off by Sellers of bankrupt accounts, deceased accounts and accounts evidencing fraud occurs at the earlier of (i) 30 days from the receipt of relevant notification, or (ii) after 181 days of contractual delinquency in compliance with FFIEC Guidelines. Sellers do not permit any exceptions to charge-off timing.

     (v) Sellers' management and collection call strategies utilize TRIAD behavior scores. The behavior score is validated annually by FICO.

     (w) Sellers' conversion to the TSYS II software platform is complete and such conversion did not result in any adverse effect to the Accounts or to any cardholders. To the best of Sellers' Knowledge, the service of the Accounts by TSYS as presently conducted does not require any proprietary software or other intellectual property which sellers have not made available to Purchaser.

     (x) All Accounts categorized by Sellers as business accounts were issued to individual cardholders. As of July 31, 2003, all business accounts were converted to consumer card products. All of the Accounts are consumer card products issued to an individual consumer.

     (y) No more than 13% of the number of payments received by Sellers on outstanding Account balances were received in Circuit City stores during the seven months ended July 31, 2003.

                                       42

     (z)      There are no Secured Accounts.

     SECTION 5.10. Agreements. Except as set forth in Schedule 5.10, there are and have been no Contracts, licenses, plans, arrangements or commitments to which Circuit City, FNANB or DCFI is a party or by which such parties or any of the assets of the Credit Card Business are or were bound or obligated that relate to the marketing of any product or service to the Borrowers obligated on any Account or that relate to the Accounts, which in any case are material to the Credit Card Business or would in any way be binding upon Purchaser; provided, that Sellers shall terminate the Cendant Agreement referenced in
Schedule 5.10 with respect to the Accounts prior to the Conversion Date.

     SECTION 5.11. Securitization Matters; Master Trusts.

     (a) FNANB, DCFI and, to the Knowledge of FNANB and DCFI, each other party to any of the Securitization Documents have performed in all material respects each obligation to be performed by them under each of the Securitization Documents, including the filing of any financing statements, continuation statements or amendments under the UCC of each applicable jurisdiction with the appropriate filing offices. Each of the Securitization Documents to which FNANB, the Master Trusts or DCFI is a party is in full force and effect and is a valid, binding and enforceable obligation of such Party and, to the Knowledge of FNANB and DCFI, the other parties thereto, except as enforcement thereof may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and the rights of creditors of depository institutions whose accounts are insured by the FDIC and by legal and equitable limitations on the enforceability of specific remedies. The Series 2002-A Class A Notes and the Series 2003-A Class A Notes have been duly authorized, executed and delivered and are the legal, valid and binding obligations of the Note Trust enforceable against the Note Trust in accordance with their terms, except as enforcement thereof may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors generally and the rights of creditors of depository institutions whose accounts are insured by the FDIC and by legal and equitable limitations on the enforceability of specific remedies. True and complete copies of the Securitization Documents have been made available to Purchaser and there have been no amendments or modifications to the Securitization Documents made since the date such copies were made available to Purchaser (other than such amendments or modifications made available to and approved by Purchaser).

     (b) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Certificate Trust nor the Note Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended. The Master Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

     (c) No event or condition exists that is or with either notice or the passage of time would constitute a Series 2002-A Early Amortization Event, a Series 2003-A Early Amortization Event, or a default or event of default under the Pooling and Servicing Agreement, the Series 2002-A Indenture Supplement, the Series 2003-A Indenture Supplement, the Master Indenture, or any other Securitization Document and no event or condition exists that constitutes or with

                                       43

either notice or the passage of time would constitute or is reasonably likely to constitute a Servicer Default or other event permitting the termination of the Servicer under the Securitization Documents. Upon the execution of the Required Amendments and the documents set forth on Schedule 1.01 and Schedule 3.04(b), the consummation of the transactions contemplated hereby shall not cause the occurrence of any such early amortization events default or other event, that with either notice or the passage of time would constitute a default or event of default under the Pooling and Servicing Agreement, the Series 2002-A Indenture Supplement, the Series 2003-A Indenture Supplement, the Master Indenture, or any other Securitization Document or a Servicer event of default or other event permitting the termination of the Servicer under the Securitization Documents, nor shall such consummation or the receipt of such required consents in connection therewith trigger any requirement under any Securitization Document to fund an increase in any spread account, reserve account or similar account, or any draw on any such account under the terms of any Securitization Document or to otherwise increase any credit enhancement required under the Securitization Documents.

     (d)      Other   than  the   Exchangeable   Transferor   Certificate,   the
Outstanding Series represents the entire interest in the Master Trusts. DCFI is the sole owner of the Securitization Retained Interests.

     (e) There are no pending or, to the Knowledge of FNANB or DCFI, threatened proceedings, stop orders, lawsuits, or administrative actions alleging violations of the Securities Act or the Exchange Act relating to any of the registration statements.

     (f) The list of Securitization Documents set forth in Schedule 2.01(g) is, in all material respects, an accurate and complete list of the contracts relating to the Master Trusts to which the Master Trusts are parties as of the Closing Date.

     (g) No interests in the Master Trusts have been issued since May 29, 2003.

     (h) The Exchangeable Transferor Certificate is a valid, binding and enforceable obligation of the Certificate Trust, except as enforcement thereof may be subject to bankruptcy, receivership, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of the rights of creditors from time to time in effect.

     SECTION 5.12. Title; Effective Transfer. Circuit City, FNANB or DCFI collectively are the sole owners of and control good and marketable title to the Purchased Assets free and clear of any Liens (other than Permitted Liens). Upon consummation of the transactions contemplated by this Agreement, including the execution and delivery of the documents to be delivered at the Closing, Purchaser or its permitted assigns shall be vested with good and marketable title in and to the Purchased Assets free and clear of all Liens, except Permitted Liens, and the Securitization Transfer Agreements, when executed and delivered to Purchaser at the Closing, shall constitute a valid assignment of FNANB's interests in the Servicer Rights and in FNANB's and DCFI's rights and obligations in the Securitization Documents enforceable against each of FNANB and DCFI, upon the filing of the Financing Statements, against all other Persons.

                                       44

     SECTION 5.13. Ratings. Except as publicly disclosed prior to the date hereof, none of Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc., doing business as Fitch Ratings has indicated that it has under surveillance or review its rating of any of the Outstanding Series (including any "shadow" rating provided to the Insurer) and, to the Knowledge of Circuit City, FNANB and DCFI, there exists no circumstance or condition reasonably likely to cause any rating of any of the Outstanding Series (including any "shadow" rating provided to the Insurer) to be modified, qualified, lowered or placed under such surveillance.

     SECTION 5.14. Books and Records. The Books and Records with respect to the Accounts and the Receivables accurately reflect in all material respects the terms and conditions of the Accounts, payment history, outstanding balance, and all receipts with respect to the Accounts and all credits to which such Borrowers are entitled. Except as set forth in Schedule 5.14, no third party has rights to use or market the information contained in the Books and Records and the Borrower List.

     SECTION 5.15. Taxes.

     (a) Except as would not reasonably be expected to have a Business Material Adverse Effect, (i) all Tax Returns required to have been filed by or with respect to the Credit Card Business, the Purchased Assets, or the Master Trusts (or their respective assets) have been filed on a timely basis, (ii) all Taxes due with respect to the periods of time and activities covered by such Tax Returns have been paid, and (iii) all such Tax Returns were true, correct and complete.

     (b) Except as would not reasonably be expected to have a Business Material Adverse Effect, (i) no written notice has been received of any deficiencies for Taxes claimed, proposed or assessed by any Governmental Authority with respect to the Credit Card Business, the Purchased Assets, or the Master Trusts (or their respective assets) for which Circuit City, FNANB, DCFI, or the Master Trusts may have any Liability; (ii) there are no pending, current or, to the Knowledge of Circuit City, FNANB and DCFI, proposed in writing audits, suits, proceedings, investigations, claims or administrative proceedings for or relating to any liability in respect of any such Taxes; (iii) there are no outstanding written agreements or waivers extending the statutory period of limitations applicable to any Tax Returns required to be filed with respect to the Credit Card Business, the Purchased Assets or the Master Trusts, nor is any written request for any such agreement or waiver pending; (iv) no amounts are or will be due from the Master Trusts or with respect to the Credit Card Business and the Purchased Assets under any tax-sharing or tax-allocation agreement; (v) neither Sellers nor the Master Trusts have received a ruling from any Governmental Authority relating to Taxes with respect to the Credit Card Business, the Master Trust or the Purchased Assets; and (vi) no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to any of the Credit Card Business, the Purchased Assets or the Master Trusts; and (vii) the Master Trusts are not treated as associations or publicly-traded partnerships for federal income Tax purposes.

     (c) Sellers shall provide copies of all tax returns, reports and information statements that have been filed or are filed prior to the Closing with respect to the Master Trusts.

                                       45

     (d) It is agreed and understood by the parties that, except for the representations and warranties contained in this Section 5.15, no representations or warranties are made by Circuit City, FNANB, DCFI or their respective Affiliates relating to Taxes.

     (e) Nothing in this Section 5.15 shall cause Circuit City, FNANB, DCFI or any successors-in-interest thereto to be liable for any Taxes for which Circuit City, FNANB, DCFI or any successors-in-interest thereto are not expressly liable pursuant to Section 7.26.

     SECTION 5.16. Insurance. Circuit City, FNANB and DCFI maintain insurance policies and fidelity bonds (including financial institutions bond, property and casualty insurance, professional liability insurance and workers' compensation insurance) related to the Credit Card Business of the type and in amounts customarily carried by persons conducting similar businesses; provided, however, that DCFI does not maintain professional liability or errors and omissions insurance. None of such Parties has any Knowledge of any threatened termination of or material alteration of coverage under any of such policies or bonds.

     SECTION 5.17. Finders or Brokers. None of Circuit City, FNANB, or DCFI or any of its Affiliates has agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby that would give rise to any valid claim against Purchaser for any brokerage commission or finder's fee or like payment.

     SECTION 5.18. Billing Error Claims. As of the date hereof, each of Circuit City, FNANB and DCFI do not have Knowledge of any material billing error claims involving the Accounts or the Receivables, and each agrees to promptly notify Purchaser of any material billing error claims involving the Accounts or the Receivables arising between the date hereof and the Closing Date of which it acquires Knowledge. For purposes of this Section 5.18, "material billing error claims" are billing error claims related to the Accounts or the Receivables resulting from systemic errors in the Processing System, if such claims are, in the aggregate, greater than $50,000.

     SECTION 5.19. Intellectual Property. The Credit Card Marks are solely and exclusively owned by Circuit City Stores West Coast, Inc., a wholly-owned subsidiary of Circuit City, and to the Knowledge of Circuit City, FNANB and DCFI, (x) do not infringe upon any valid Intellectual Property right of any third party, and (y) are not the subject of any pending or threatened claim against Circuit City West Coast, Inc., FNANB or Circuit City alleging that the Credit Card Marks infringe upon or conflict with any third party Intellectual Property.

     SECTION 5.20. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (including the Exhibits hereto and Schedules hereto and thereto), none of Circuit City, FNANB, DCFI nor any agent, Affiliate, officer, director, employee or representative of any such Parties, nor any other Person, makes or shall be deemed to make any representation or warranty to Purchaser. Purchaser shall only be entitled to rely on the representations, warranties or statements that are expressly set forth herein and Purchaser will not have any right or remedy arising out of any other representation, warranty, or statement.

                                       46

     SECTION 5.21. Reports; Filings.

     (a) With respect to the Master Trusts and the Outstanding Series, each of Circuit City, FNANB, DCFI and the Master Trusts have filed with the SEC all forms, reports, information statements and other documents (including all prospectus and registration statements) required to be filed by it with respect to all periods commencing on or after January 1, 2002 ("SEC Documents"). As of their respective filing dates (or effective dates, in the case of prospectuses and registration statements), the SEC Documents, including any amendments or supplements thereto, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder and, at the time filed with respect to each registration statement at the time it became effective or with respect to each prospectus as of its date or when mailed, did not (or will not, in the case of subsequently filed SEC Documents) contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (b) With respect to the Master Trusts and the Outstanding Series, each of Circuit City, FNANB, DCFI and the Master Trusts have filed with each Governmental Authority having jurisdiction over such respective party, all forms, reports, information statements and other documents (including all bank regulatory filings but excluding with respect to Taxes, which are addressed in
Section 5.15) required to be filed by it with respect to all periods commencing on or after January 1, 2002 ("Governmental Filings"). As of their respective filing dates (or effective dates, if applicable), the Governmental Filings, including any amendments or supplements thereto, complied in all material respects with the requirements of Governmental Authority having jurisdiction over such filing party and, at the time filed did not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     SECTION 5.22. No Use of Borrower List. None of Circuit City, FNANB, or DCFI nor any of their respective Affiliates has sold, transferred or conveyed the Borrower List, or any part thereof, to any Person engaged in the marketing or distribution of any Credit Card product, nor have they permitted the use of the Borrower List for such purpose.

     SECTION 5.23. Other Information.

     (a) The individual account information provided by FNANB to Purchaser on four compact discs in August 2003 (the "Electronic Account Information") is true, accurate and complete in all material respects and includes all the accounts that existed as of July 31, 2003. The refreshed FICO scores contained in the Electronic Account Information were updated as of June 2003. The closing tape of Accounts will include all of the Accounts that were included in the Electronic Account Information.

     (b) In 2003, FNANB made approximately 10,013,000 solicitations, with approximately 65,000 responses and approximately 47,000 approved accounts. In 2002, FNANB made approximately 9,217,000 solicitations, with approximately 100,000 responses and approximately 72,000 approved accounts. In 2001, FNANB made approximately 8,865,000

                                       47

solicitations, with approximately 129,000 responses and approximately 85,000 approved accounts. In 2000, made approximately 7,775,000 solicitations, with approximately 177,000 responses and approximately 120,000 approved accounts. In 1999, FNANB made approximately 6,556,000 solicitations, with approximately 193,000 responses and approximately 132,000 approved accounts.

     SECTION 5.24. Officers; Directors and Key Employees. The persons identified on Exhibit B are the only individuals employed by Circuit City, FNANB and DCFI in an executive position with respect to the Credit Card Business.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to each of Circuit City, FNANB and DCFI as of the date hereof and as of the Closing Date (or as of such other date as may be expressly provided in any representation or warranty), as set forth below.

     SECTION 6.01. Organization. Purchaser is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America. Purchaser has all requisite corporate power and authority to own, lease and operate its property as now operated and is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction in which its right, title and interest in or to any asset owned or held by Purchaser requires such authorization, qualification or licensing, except where the failure to be so authorized, qualified or licensed would not have a Purchaser Material Adverse Effect. Purchaser has all requisite corporate power and authority to own the Purchased Assets and to carry on the Credit Card Business in a manner similar to that currently conducted and, as of the Closing Date, will be duly qualified to do business and will be in good standing as a foreign corporation in each jurisdiction where the ownership or operation of the Purchased Assets requires such qualification, except where the failure to be so authorized, qualified, or licensed would not have a Purchaser Material Adverse Effect.

     SECTION 6.02. Authority; Validity. Purchaser has all necessary corporate power and authority to enter into this Agreement and the Related Agreements and to perform all of the obligations to be performed by it under this Agreement and the Related Agreements. The making, execution, delivery, and performance of this Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and as of the Closing Date the Related Agreements will be, duly and validly executed and delivered by Purchaser. Assuming the due authorization, execution, and delivery by Circuit City and FNANB, this Agreement constitutes, and the Related Agreements when executed and delivered will constitute, the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, the rights and obligations of receivers and conservators of insured depository institutions under 12 U.S.C. ss.1821(d) and
(e), and other laws relating to or affecting creditors' rights generally and by general equity principles.

                                       48

     SECTION 6.03. Conflicts; Defaults. Neither the execution and delivery of this Agreement and the Related Agreements by Purchaser, nor the consummation of the transactions contemplated hereby or thereby by Purchaser, will violate, conflict with, result in the breach of, constitute a default under, be prohibited by, require any additional approval under, accelerate the performance required by, require the assumption of, give any third party the right to terminate, or result in any other change, right or obligation or the loss of a benefit under (x) any terms, conditions, or provisions of Purchaser's organizational documents or bylaws, (y) any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Purchaser is now a party or by which it is bound, or (z) any Requirement of Law applicable to Purchaser, other than, in the case of clause (y), any such violation, conflict, breach, default, prohibition, approval, acceleration, assumption, termination right, change in right or obligation or loss of benefit that would not have a Purchaser Material Adverse Effect.

     SECTION 6.04. Approvals. No notices, approvals, reports or other filings are required to be made by Purchaser with, nor are there any consents, registrations, approvals, permits, or other authorizations required to be obtained by Purchaser from, any Governmental Authority or other third party in order for Purchaser to execute or deliver this Agreement, the Related Agreements, or the Securitization Transfer Agreements or to consummate the transactions contemplated hereby and thereby, except where the failure to obtain such third party non-Governmental consents and approvals would not be material.

     SECTION 6.05. Litigation. There is no action, suit, proceeding, claim or other litigation pending, or any investigation by any Governmental Authority pending or, to the Knowledge of Purchaser, any action, suit, proceeding, claim or other litigation or governmental investigation threatened, against Purchaser or any of its Affiliates that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. There are no judgments, injunctions, writs, orders or decrees binding upon Purchaser or any of its Affiliates that would reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 6.06. Compliance with Requirements of Law. Purchaser is in compliance in all material respects with all applicable Requirements of Law relating to or in any way materially affecting its credit card business. Since January 1, 2002, Purchaser has not (i) violated in any material respect any Requirements of Law relating to its credit card business or (ii) received any written or, to the Knowledge of Purchaser, oral notice from (and otherwise does not have any Knowledge of) any Governmental Authority that alleges any material noncompliance (or that Purchaser is under investigation by any such Governmental Authority for such alleged noncompliance) with any Requirements of Law relating to its credit card business.

     SECTION 6.07. Licenses and Permits. Except as would not have, individually or in the aggregate, a Purchaser Material Adverse Effect: (i) the Purchaser Permits are valid and in full force and effect in every state in the United States where they are required under applicable law; (ii) Purchaser is not in default, and no condition exists that with notice or lapse of time or otherwise would constitute a default, under the Purchaser Permits; and (iii) none of the Purchaser Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby and by the Related Agreements.

                                       49

     SECTION 6.08. Financial Ability to Perform. Purchaser is fully capable from a financial standpoint of performing its obligations under this Agreement and the Related Agreements. Purchaser will at the Closing have cash, cash equivalents, available lines of credit, or other sources of immediately available funds readily available, or commitments to obtain such cash, cash equivalents, or such other sources funds, sufficient to enable Purchaser to purchase the Purchased Assets on the Closing Date, and to pay all fees and expenses incurred by Purchaser related thereto.

     SECTION 6.09. VISA/MasterCard Member. Purchaser is qualified to participate in, and is a member in good standing of, the VISA credit card program and the MasterCard credit card program.

     SECTION 6.10. Servicing Qualifications. Purchaser is, or as of the termination of the Interim Servicing Agreement will be, licensed and qualified in all jurisdictions necessary to service the Accounts in accordance with all applicable laws, except where the failure to be so qualified would not have a Purchaser Material Adverse Effect.

     SECTION 6.11. Finders or Brokers. Purchaser has not agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Circuit City, FNANB, or their respective Affiliates for any brokerage commission or finder's fee or like payment.

     SECTION 6.12. No Inducement or Reliance; Independent Assessment. With respect to the Purchased Assets or any other rights or obligations to be transferred hereunder or pursuant hereto, Purchaser shall only be entitled to rely upon the representations, warranties or statements that are expressly set forth herein (including the Exhibits hereto and the Schedules hereto and thereto), and (in the absence of fraud) Purchaser will not have any right or remedy arising out of any other representation, warranty or statement.

                                  ARTICLE VII

                                    COVENANTS

     SECTION 7.01. Preservation of Credit Card Business. From the date of this Agreement and continuing until the Closing Date, Circuit City, FNANB and DCFI shall, and shall direct their respective agents, to conduct the Credit Card Business in the ordinary course of business consistent with the Account Guidelines and past practice. Without limiting the generality of the foregoing, Circuit City, FNANB and DCFI shall, and shall direct their respective agents, to: (i) maintain and service the Accounts in substantially the same manner
(except for marketing activities) as currently maintained and serviced and in accordance with the Account Guidelines, (ii) maintain and service the Accounts in compliance in all material respects with all Requirements of Law; and (iii) not without the prior written consent of Purchaser, which shall not be unreasonably withheld, make any change to the Account Guidelines that would have a Business Material Adverse Effect on the Accounts except as required by law, safe or sound banking practices or the Operating Regulations. In the event of any such proposed change, Circuit City, FNANB and DCFI shall give Purchaser immediate notice thereof. Circuit City,

                                       50

FNANB and DCFI shall direct their respective agents to post all payments received prior to the Cut-Off Time to the applicable Account as of the Cut-Off Time.

     SECTION 7.02. Preservation of Accounts. From the date of this Agreement and continuing until the Closing Date, none of Circuit City, FNANB or DCFI shall:
(i) other than in accordance with the Receivables Purchase Agreement and the Pooling and Servicing Agreement, sell, assign, transfer or pledge, any Account without the prior written consent of Purchaser; (ii) take any substantial action with respect to the Accounts that will impair any material rights of Circuit City, FNANB or DCFI therein, and not amend any Account Agreement other than on a per customer basis in accordance with the Account Guidelines; and (iii) comply, in all material respects, with the terms and conditions of the Account Agreements, as then in effect.

     SECTION 7.03. Reasonable Access. From the date hereof to the Closing, subject to applicable Requirements of Law, (i) each of Circuit City, FNANB and DCFI will permit Purchaser and its representatives to have reasonable access, during regular business hours and upon reasonable advance notice for purposes reasonably consistent with this Agreement, to their respective properties, premises, facilities, employees and representatives and books and records, including all computer tapes and similarly stored data, but only to the extent that such access does not unreasonably interfere with the business of Circuit City, FNANB, DCFI or their respective Affiliates and only to the extent related to the transactions contemplated by this Agreement and by the Related Agreements, (ii) each of Circuit City, FNANB and DCFI shall direct their respective employees, agents and representatives and shall cause the employees, agents and representatives of their Affiliates, to cooperate fully with Purchaser and its representatives; provided, however that, in each case, Purchaser, its Affiliates and their respective representatives shall comply with the confidentiality obligations contained herein; provided, further, that the foregoing shall not (i) require Circuit City or any of its Affiliates to permit any inspection, or to disclose any information, that (x) would result in the disclosure of any trade secrets of third parties, or any trade secrets of Circuit City, FNANB, DCFI or of any of their respective Affiliates, or (y) violate any obligations of Circuit City, FNANB, DCFI or their respective Affiliates, to any third party with respect to confidentiality; or (ii) require any disclosure by Circuit City, FNANB, DCFI or any of their respective Affiliates, that would reasonably be expected, as a result of such disclosure, and in the opinion of counsel, to have the effect of causing the waiver of any attorney-client privilege.

     SECTION 7.04. Confidentiality. All information furnished by a Party (the "Protected Party") to another Party (the "Receiving Party") in connection with this Agreement and the transactions contemplated hereby (the "Confidential Information") shall be received in confidence and kept confidential by such other Party, and shall be used by it only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information: (i) is already lawfully known to such other party when received;
(ii) thereafter becomes lawfully obtainable from other sources other than as a result of disclosure by such other Party; (iii) is required to be disclosed to VISA, MasterCard, or to a Governmental Authority having authority over such Party; (iv) is disclosed to its auditors or counsel (each of whom the disclosing Party shall use reasonable efforts to keep such information confidential and to use the same only in connection with this Agreement) or is required to be disclosed strictly on a need to know basis to its lenders, investors, or rating agencies; or (v) is required by law, regulation or court order to be disclosed by such other party; provided, however that prior notice of such

                                       51

disclosure (other than to its Affiliates, auditors, counsel, rating agencies or lenders) has been given to the Protected Party, when legally permissible, and that the Party which is required to make the disclosure uses reasonable efforts to provide sufficient notice to permit the Protected Party to take legal action to prevent the disclosure. In protecting such information from disclosure, the Receiving Party shall use at least the same level of care that it uses to protect its own proprietary information, but in no event shall the Receiving Party use less than reasonable care in taking security measures to protect the information. In the event that the transactions contemplated by this Agreement shall fail to be consummated, such other Party shall promptly cause all originals and copies of documents or extracts thereof containing all information and data furnished by the Protected Party to be returned to the Protected Party or destroyed and shall cause an officer to so certify to the Protected Party. In addition to the confidentiality arrangements provided for herein, any information provided or obtained in connection with the transactions contemplated by this Agreement will be held pursuant to the Confidentiality Agreement. In the event of a conflict between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of this Agreement will govern. Except as otherwise specified herein or under the Interim Servicing Agreement, all information concerning Borrowers and Accounts is Confidential Information of Purchaser. This Section 7.04 shall survive any termination of this Agreement.

     SECTION 7.05. Tax Matters. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each Party (and each employee, representative, or other agent of such Party) is permitted to disclose the Tax Treatment and Tax Structure (as such terms are hereinafter defined) of the transaction contemplated by this Agreement (including all materials of any kind, including opinions and other tax analyses relating to the Tax Treatment and Tax Structure); provided, however, that such disclosure may not be made until the earlier of (i) the date of the public announcement of discussions relating to this transaction; (ii) the date of the public announcement of this transaction; or (iii) the date of the execution of this Agreement to enter into this transaction. In addition, each party's ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the transaction) regarding the Tax Treatment or Tax Structure of the transaction contemplated hereby is not limited in any way. For purposes of this provision, "Tax Treatment" means the purported or claimed state or Federal income tax treatment of the transaction contemplated by this Agreement and "Tax Structure" means any fact that may be relevant to understanding the Tax Treatment. For this purpose, disclosure is limited to any statements or information relating to the U.S. state or federal income tax treatment or tax structure of the transaction and does not include any other information that constitutes Confidential Information as defined in this Agreement.

     SECTION 7.06. Books and Records. Each Party hereto shall preserve and keep all books and records and all information relating to the accounting, business, and financial affairs that are retained by FNANB, DCFI or their respective Affiliates or obtained by Purchaser hereunder, as the case may be, which information relates to the Purchased Assets, the Assumed Liabilities or the portion of the Credit Card Business that is conducted by DCFI for a reasonable period (not less than 5 years) after the Closing Date, or for any longer period
(i) as may be required by any Governmental Authority and (ii) as may be reasonably necessary with respect to the prosecution or defense of any audit or other legal action that is then pending or threatened and with respect to which the requesting Party has notified the other Parties as to the need to

                                       52

retain such books, records or information. Each Party shall allow the other Parties reasonable access to such Books and Records and the right to make copies thereof at reasonable times upon reasonable notice and shall provide, upon reasonable notice, copies thereof in the event such Books and Records are required in connection with any claim or proceeding in which such Party is involved or as to which the other Party may make a reasonable request. Commencing on the Closing Date, the Books and Records shall be the property and Confidential Information of Purchaser, provided that Circuit City, FNANB, DCFI or their respective Affiliates may retain possession of such copies thereof as may be required to meet legal, regulatory, tax, accounting and auditing requirements. Except for any Books and Records that Circuit City, FNANB, DCFI or their respective Affiliates cannot reasonably segment from books and records relating to the credit card accounts not being sold to Purchaser hereunder, FNANB, DCFI and their respective Affiliates will make the Books and Records available for delivery to Purchaser on the Closing Date. If the Books and Records delivered by Circuit City, FNANB, DCFI and their respective Affiliates contain information on accounts not being sold to Purchaser hereunder, Purchaser shall comply with the confidentiality provisions contained herein with respect to such information and shall not use such information for any purpose.

     SECTION 7.07. Publicity; Press Releases. Except as may be required by a Requirement of Law, neither Circuit City, FNANB, DCFI, Purchaser, nor any of their respective Affiliates, or successors-in-interest thereto, subsequent to the date hereof and continuing after the Closing Date, shall issue a press release or make any public announcement or statement related to the transactions contemplated hereby without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed. Circuit City, FNANB, DCFI and Purchaser, any of their Affiliates and any successors-in-interest thereto agree, to the extent possible and legally permissible, to notify and consult with the such other Parties at least 48 hours in advance of filing any notice required by a Requirement of Law. This Section
7.07 shall survive any termination of this Agreement.

     SECTION 7.08. Delivery of Securitization Transfer Agreements. Circuit City, FNANB and DCFI shall, and shall cause their respective Affiliates to, obtain all necessary consents and approvals, and shall execute and deliver all necessary documents, including the Securitization Transfer Agreements, required to complete the transactions contemplated hereby. Purchaser shall reasonably cooperate with Circuit City, FNANB and DCFI in connection therewith. FNANB, DCFI and Purchaser shall cause the Master Trusts to file any and all SEC Documents relating to the Securitization Transfer Agreements within the appropriate time after the effectiveness thereof. The costs associated with the preparation and filing of such SEC Documents shall be borne by the Party that is required to make such filing.

     SECTION 7.09. Advice of Changes. From the date hereof to the Closing Date, Circuit City, FNANB and DCFI, on one hand, and Purchaser, on the other hand, shall promptly advise the other in writing upon acquiring Knowledge of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of the representations of such Party contained herein untrue in any material respect. No such information shall impact any representation or warranty of the Party disclosing such information or any rights or remedies available to the Party receiving such information in connection with any breach of any representation or warranty; provided, however that a breach of this Section

                                       53

7.09 shall not be considered for purposes of determining the satisfaction of the closing conditions set forth in Article VIII or give rise to a right of termination under Article X if the underlying breach or breaches with respect to which a Party failed to give notice would not result in the failure of the closing conditions set forth in Article VIII or would not result in the ability of any non-breaching Party to terminate this Agreement under Article X, as the case may be.

     SECTION 7.10. Efforts; Filings.

     (a) Subject to the terms and conditions of this Agreement, each of Circuit City, FNANB, DCFI, and Purchaser shall use its reasonable best efforts to take, agree to take, or cause to be taken, any and all actions and to do, or cause to be done, any and all things necessary, proper or advisable under Requirements of Law or otherwise, so as to, as promptly as practicable: (i) permit consummation of the purchase of the Purchased Assets and the assumption of the Assumed Liabilities and (ii) otherwise enable consummation of the transactions contemplated by this Agreement, the Related Agreements and the Securitization Transfer Agreements, and each shall, and shall cause its respective Affiliates to, cooperate fully to that end. As used in this Section 7.10, "reasonable best efforts" shall be deemed to include promptly agreeing to take, taking, or causing to be taken any and all actions required by any Governmental Authority, including the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, or any state attorney general, to the extent necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable, so long as such actions are expressly conditioned on the Closing of the transactions contemplated by this Agreement.

     (b) As promptly as practicable but in no event later than five Business Days after the date of this Agreement, if and to the extent required under the HSR Act, Circuit City, FNANB, DCFI, and Purchaser shall prepare and file all documents and notifications with the Federal Trade Commission and the U.S. Department of Justice as are required to comply with the HSR Act, and the rules and regulations promulgated thereunder. Circuit City and Purchaser shall cooperate with each other in good faith in the preparation of all such filings and responses, and shall do, or cause to be done, all things and take, or cause to be taken, all actions required to obtain the prompt termination of the waiting period thereunder.

     (c) Without limiting the foregoing, each of Circuit City, FNANB, DCFI, and Purchaser agrees to use its reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, clearances, approvals and authorizations of all Governmental Authorities and other Persons (including, if applicable, the Card Associations and TSYS) necessary to consummate the transactions contemplated by this Agreement, the Related Agreements and Securitization Transfer Agreements as promptly as practicable. In connection with effecting any such filing or obtaining any such permit, consent, clearance, approval or authorization necessary to consummate the transactions contemplated by this Agreement, the Related Agreements and Securitization Transfer Agreements, each of Circuit City, FNANB, DCFI and Purchaser shall, subject to applicable law, (i) permit counsel for the other Party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority, and (ii) provide counsel for the other Party with copies of all filings made by such Party, and all correspondence between such Party (and its advisors) with any Governmental Authority and any other information

                                       54

supplied by such Party and such Party's Affiliates to a Governmental Authority or received from such a Governmental Authority; provided, however, that materials may be redacted or withheld as necessary to comply with contractual arrangements. Each of Circuit City, FNANB, DCFI and Purchaser agrees not to participate, or to permit its respective Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the consummation of the transactions contemplated hereby unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Authority, gives the other Party the opportunity to attend and participate.

     SECTION 7.11. No Solicitation. Neither Circuit City, FNANB, DCFI, nor any of their respective Affiliates shall, or permit any of their Subsidiaries to, or authorize or permit any director, officer or employee of such Parties or any of their respective Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the such Parties or any of their respective Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Alternative Proposal or (ii) enter into, continue or otherwise participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Alternative Proposal.

     SECTION 7.12. Miscellaneous Agreements and Consents. Subject to the terms and conditions contained herein, each Party shall use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable hereunder and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements. Each Party will use reasonable efforts to obtain consents of all third parties and any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement. The Parties and their respective officers, directors and/or employees shall use reasonable efforts to take such further actions subsequent to the Closing Date as are reasonably necessary, appropriate or desirable to carry out the purposes of this Agreement.

     SECTION 7.13. Assignment of Agreements.

     (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Contract or Seller Permit or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of any of Circuit City, FNANB, DCFI or their respective Affiliates, as applicable, or Purchaser thereunder.

     (b) With respect to any Purchased Asset and any claim, right or benefit arising thereunder or resulting therefrom, Circuit City, FNANB, DCFI and Purchaser will use their reasonable best efforts to obtain as expeditiously as possible the written consent of the other parties to such Purchased Asset, if any, for the assignment or, if required, novation thereof to Purchaser or amendment or, alternatively, written confirmation from such parties reasonably mutually satisfactory in form and substance to Circuit City, FNANB, DCFI and Purchaser that such consent, novation or amendment is not required. In furtherance of the foregoing, as soon as practicable following the date hereof, Circuit City, FNANB and DCFI shall submit to the other party or parties to any such Contract, lease or Seller Permit documentation seeking the written

                                       55

waiver or approval of such other contracting party or parties thereto to the transfer, assignment, novation or amendment of all of the applicable Circuit City, FNANB and DCFI claims, rights, benefits and liabilities thereunder to Purchaser.

     (c) If any consent, waiver, confirmation, novation or approval is not obtained with respect to any Contract or Seller Permit, Circuit City, FNANB, DCFI and Purchaser will cooperate to establish an agency type or other similar arrangement reasonably satisfactory to Circuit City, FNANB, DCFI and Purchaser under which Purchaser would obtain, to the fullest extent practicable and not prohibited by any applicable Requirements of Law or any Contract, the claims, rights and benefits and assume the corresponding liabilities and obligations thereunder in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which Circuit City, FNANB, DCFI, or their respective Affiliates, as applicable, would enforce at the direction of and for the benefit of Purchaser, with Purchaser assuming and agreeing to pay such Party's obligations and expenses, any and all claims, rights and benefits of such Party against a third party thereto. In such event
(i) such Party, as applicable, will promptly pay, assign and remit to Purchaser when received all monies and other consideration relating to the period after the Closing Date received by it under any Contract or any claim, right or benefit arising thereunder not transferred pursuant to this Section 7.13 and
(ii) Purchaser will promptly pay, perform or discharge when due any obligation or liability (including any Tax Liability) arising thereunder after the Closing Date that relate to periods from and after the Closing Date and not otherwise relating to any Retained Liabilities.

     (d)      The   provisions  of  this  Section  7.13  shall  not  affect  any representation or warranty of Circuit City, FNANB or DCFI under this Agreement.

     SECTION 7.14. Notice of Proceedings. Purchaser will promptly notify Circuit City, FNANB and DCFI in writing, and Circuit City, FNANB and DCFI will promptly notify Purchaser in writing, upon (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the execution of this Agreement or the consummation of the transactions contemplated hereunder, or (b) receiving any notice from any Governmental Authority of its intention (i) to institute a suit or proceeding to restrain or enjoin the execution of this Agreement or the consummation of the transactions contemplated hereby, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

     SECTION 7.15. Termination of Rights of FNANB and DCFI Under the Securitization Documents. Except as set forth on Schedule 7.15 or as otherwise contemplated by this Agreement, FNANB shall, and shall cause its respective Affiliates to, immediately prior to the Closing, execute and deliver such releases, termination agreements and discharges as are necessary to release and discharge the Master Trusts from any and all obligations owed to Circuit City, FNANB, DCFI, or any Affiliate thereof and terminate all arrangements, commitments, contracts and understandings among any of Circuit City, FNANB, DCFI, and any Affiliate thereof which would, absent such termination, constitute a Purchased Asset or an Assumed Liability.

     SECTION 7.16. Bulk Sales Law. Purchaser hereby acknowledges that Circuit City, FNANB and DCFI, or any of their respective Affiliates, in connection with the transactions contemplated hereby, have not complied with the provisions of any applicable bulk sales law

                                       56

(including any applicable bulk transfer provisions); provided, however, that the foregoing acknowledgement shall not in any manner limit, restrict, preclude, or qualify any right of indemnification provided for in this Agreement.

     SECTION 7.17. Notice to Borrowers. Promptly following the Closing Date, FNANB and Purchaser shall prepare jointly a form or forms of notice to each Borrower to the effect that such Borrower's Account has been acquired by Purchaser and that the owner of the debt cancellation agreements is changing. Such notice shall be in the form approved by both Parties, which approval will not be unreasonably withheld or delayed, and will comply with all applicable Requirements of Law. The costs of preparation and mailing of such notices shall be borne jointly by FNANB and Purchaser. The mailing shall be made prior to the Conversion Date and in such manner as FNANB and Purchaser may mutually agree.

     SECTION 7.18. Action by Circuit City. Circuit City hereby covenants and agrees that it shall take and shall cause FNANB and DCFI to take any and all action necessary in order for FNANB and DCFI, as the case may be, to perform their respective obligations hereunder.

     SECTION 7.19. Further Assurances. After the Closing Date, each of Circuit City, FNANB, DCFI and Purchaser shall use its reasonable best efforts from time to time to execute and deliver at the reasonable request of the other Party such additional documents and instruments (including any assignments, bills of sale, assumption agreements, consents and other similar instruments in addition to those required by this Agreement) as may be reasonably required to give effect to this Agreement and the transactions contemplated hereby, to provide whatever documents or other evidence of ownership as may be reasonably requested by Purchaser to confirm Purchaser's ownership of the Purchased Assets and to provide whatever documents or other evidence as may be reasonably requested by Circuit City, FNANB, DCFI or their respective Affiliates to confirm Purchaser's assumption of the Assumed Liabilities. On and after the Closing Date, Circuit City, FNANB and DCFI and Purchaser shall give such reasonable further assurances to Purchaser and its Affiliates and to Circuit City, FNANB and DCFI and their Affiliates, respectively, and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary and appropriate effectively to relieve and discharge Purchaser from any Retained Liability and Circuit City, FNANB, DCFI and their respective Affiliates from any Assumed Liabilities, respectively. Sellers and Purchaser shall cooperate to cause the conversion to occur by the Conversion Date.

     SECTION 7.20. Preserve Accuracy of Representations and Warranties. Each Party hereto shall refrain from taking any action that would render any representation or warranty of such party contained in Article V or Article VI of this Agreement, as applicable, materially inaccurate as of the Closing Date. Each Party shall promptly notify the other Party, in writing, of any action, suit or proceeding that shall be instituted or threatened against such Party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

     SECTION 7.21. Limitations on Duties. Circuit City, FNANB, DCFI, Purchaser and their respective Affiliates shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against such Parties.

                                       57

     SECTION 7.22. Covenant to Comply with Account Agreements. On and after the Closing Date, Purchaser will comply in all material respects with the terms and conditions of the Account Agreements, as they may be amended by Purchaser from time to time, the Operating Regulations and all Requirements of Law applicable to the Purchased Assets.

     SECTION 7.23. Assumed Liabilities. On and after the Closing Date, Purchaser shall discharge the Assumed Liabilities in accordance with the terms thereof.

     SECTION 7.24. Non-petition Covenant. Notwithstanding any prior termination of this Agreement, none of the Parties hereto shall, prior to the date which is one year and one day after all securities backed by the Purchased Assets in any securitization are paid in full, petition, join in the institution against either of the Master Trusts or otherwise invoke or cause any other Party to invoke the process of any Governmental Authority for the Purpose of commencing or sustaining a case against either of the Master Trusts under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of either of the Master Trusts or any substantial part of its property or ordering the winding-up or liquidation or the affairs of either of the Master Trusts.

     SECTION 7.25. Account Guidelines. From the date hereof until three years after the Closing Date, Circuit City, FNANB, and DCFI shall (i) maintain and preserve a complete and accurate record of the existing Account Guidelines in effect as of the Cut-Off Time and as of each day thereafter through the Conversion Date, (ii) make the Account Guidelines available to Purchaser for inspection at anytime during normal business hours upon reasonable advance notice, provided however, that the foregoing shall not require Circuit City, FNANB or DCFI to permit any inspection, or to disclose any information, that in its reasonable judgment would (x) result in the disclosure of any trade secrets of third parties or trade secrets of itself or violate any of its obligations to any third party with respect to confidentiality or (y) require any disclosure by Circuit City, FNANB or DCFI that could, as a result of such disclosure, have the effect of causing the waiver of any attorney client privilege, and (iii) prior to the effectiveness of any amendment, supplement or modification to the Account Guidelines through the Closing Date in any material respect, obtain the consent of Purchaser with respect to each such amendment, supplement and modification, which consent shall not be unreasonably withheld or delayed. In the event of a circumstance described in (x) or (y) above, Circuit City, FNANB or DCFI, as applicable, will redact the relevant information and provide the remainder of the Account Guidelines to Purchaser.

     SECTION 7.26. Responsibility for Taxes. Circuit City, FNANB, DCFI and any successors-in-interest thereto, shall be liable for and pay, and pursuant to
Article IX defend, protect, indemnify and hold the Purchaser Indemnified Parties harmless of and from all losses from Taxes (i) applicable to the Sellers or any of their Affiliates, (ii) applicable, arising from or relating to any Retained Assets or Retained Liabilities, for any period of time, (iii) applicable to the Credit Card Business or the Purchased Assets attributable to taxable years or periods, or portions thereof, ending on or prior to the Closing Date including all income Taxes of the Sellers or Affiliates thereof resulting from the sale of the Credit Card Business and the Purchased Assets, and (iv) any sales Tax, use Tax, transfer Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets to Purchaser. Purchaser and any

                                       58

successors-in-interest  thereto  shall be liable for and pay,  and  pursuant  to
Article IX shall defend, protect, indemnify and hold Seller Indemnified Parties harmless of and from all losses for Taxes applicable to the Purchased Assets and the Assumed Liabilities attributable to taxable years or periods, or portions thereof, beginning after the Closing Date. For the taxable years or periods, beginning before and ending after the Closing Date, for purposes of this Agreement, Taxes attributable to a portion of a taxable year or period shall be determined on a "closing of the books" basis as of the Closing Date (rather than, for example, allocating Taxes for a taxable year or period to such portion on a pro rata basis) as if such period ending on the Closing Date constituted a taxable year or period, except that Taxes imposed on a periodic basis (such as property taxes) shall be allocated on a daily basis.

     SECTION 7.27. Collections on the Accounts. From and after the Cut-Off Time, Purchaser shall have the sole right to receive all collections with respect to the Receivables. Notwithstanding the foregoing, FNANB may make collections on the Accounts for Purchaser pursuant to the Interim Servicing Agreement. FNANB agrees to pay to Purchaser all payments on Accounts that are received by FNANB, as servicer under the Interim Servicing Agreement, on and after the Closing Date.

     SECTION 7.28. Nonsolicitation; No Use of Borrower Lists.

     (a) Each of Circuit City, FNANB and DCFI agrees, subject to Section7.28(c), that from the date of this Agreement through a period of 12 months after the Conversion Date, it shall not and is shall not allow or permit any Affiliate or successor or assign to: (i) solicit or assist any other Person (other than the assistance provided to Purchaser in accordance with terms of this Agreement) to solicit any Borrower whose Account is conveyed to Purchaser hereunder for any credit card business, whether for a new account or a balance transfer to another account, and regardless of whether the names of any such Borrowers are obtained from third party sources; or (ii) disclose the Borrower List or any Customer Data to any Person.

     (b)      Each of FNANB,  Circuit City and DCFI further  agrees,  subject to
Section 7.28(c), that for the period commencing on the 13th month after the Conversion Date and ending on the 60th month following the Closing Date, it shall not and it shall not allow or permit any Affiliate or successor or assign to use the Borrower List or Customer Data to solicit or assist any other Person to solicit any Borrower whose Account is conveyed to Purchaser hereunder; provided, however, that such Parties shall not be prohibited from making a general solicitation of any Borrowers for any consumer credit product, including any private label credit card, whether for a new account or a balance transfer to another account, if any such Party has obtained the names of any such Borrowers from a source other than the Borrower List.

     (c) Each of Circuit City, FNANB, and DCFI shall not be restricted or limited by the terms of Sections 7.28(a) and 7.28(b) with respect to: (i) any general marketing campaign (such as newspaper advertisements, radio and television commercials and similar methods of general media communication) for non-financial goods or services made to the public at large; or (ii) the issuance of a private label card (limited or general purpose) to an individual who affirmatively applies at a Circuit City store location without any prior personal solicitation or any electronic or other message directed to such Person through any communication channel soliciting such an application or card other than a general, non-personal indication of the availability of private

                                       59

label card financing in a newspaper or catalog flyer advertising store merchandise. For the purposes of this Section 7.28, "private label card" shall mean a card containing the name or logo of Circuit City or any non-financial services Affiliate with the card issuer's name contained on the card only as minimally permitted by the Operating Regulations.

     SECTION 7.29. Sale of Accounts. FNANB and DCFI hereby agree that, during the period commencing on the date hereof and ending on the Closing Date, they will not sell, dispose of or transfer any Account that is a Charged-Off Account to any third party

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     SECTION 8.01. Conditions of All Parties to Closing. The respective obligations of each Party hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

     (a) Execution, Delivery of Related Agreements and Required Amendments. The Related Agreements and the Required Amendments shall have been executed and delivered by each Party that is a party thereto, and by such other party thereto, in each case to be effective from and after the Closing; provided, however, that with respect to any agreements to be executed by and affecting FNANB, DCFI and its Affiliates, such parties shall not unreasonably delay, withhold or frustrate the entering into thereof.

     (b) Execution, Delivery of Securitization Transfer Agreements. Each Securitization Transfer Agreement shall have been executed and delivered by each Party that is party thereto and by such other parties thereto, in each case, to be effective from and after the Closing.

     (c) HSR Waiting Period. The waiting period (and any extensions thereof), if any, under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been terminated.

     (d) Other Regulatory Approvals. All approvals or authorization of, filings and registrations with, and notifications to, all applicable Governmental Authorities and the Card Associations with respect to the Credit Card Business, if any, required to effect the transactions contemplated hereby or by the Related Agreements shall be in full force and effect and all waiting periods required by law shall have expired or been terminated, and no Unreasonable Condition shall have been imposed by any applicable Governmental Authority in connection therewith, except for where the failure of such approvals, authorizations, filings, registrations, and notifications to be in full force and effect would not have a Business Material Adverse Effect.

     (e) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, judgment, decree, injunction, or other order (whether temporary, preliminary, or permanent) that, in each case, prohibits consummation of the transactions contemplated hereby.

                                       60

     (f) Consents. Circuit City, FNANB and DCFI shall have obtained all consents or approvals required to be obtained by the terms of any of the Securitization Documents in connection with the consummation of the transactions contemplated by this Agreement and any of the Related Agreements that are listed on Schedule 8.01(f) (the "Essential Consents"), any consents or approvals relating to payment of the Series 2001-B Certificates, and any other consents without which there could reasonably be expected to be a Business Material
Adverse Effect; provided, however, that with respect to any consents to be obtained by or from FNANB, DCFI or any Affiliates thereof, such parties shall not unreasonably delay, withhold or frustrate the obtaining thereof.

     SECTION 8.02. Conditions to Obligations of Purchaser to Close. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in its sole discretion), prior to or at the Closing, of each of the following conditions:

     (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Circuit City, FNANB and DCFI made in this Agreement which is not, by its terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and the representations and warranties of such Parties contained in this Agreement that are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

     (b) Performance of this Agreement. Each of the obligations to be performed by Circuit City, FNANB or DCFI on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly and fully performed in all material respects.

     (c) Closing Deliveries. Circuit City, FNANB and DCFI shall have executed and delivered to Purchaser the documents specified in Section 3.04, each dated as of the Closing Date.

     (d) Board Resolutions; Incumbency Certificates; Certificates. Purchaser shall have received from each of Circuit City, FNANB and DCFI (i) certified resolutions of the Board of Directors of such Party authorizing the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, (ii) a certificate signed by the Secretary or an Assistant Secretary of Circuit City, FNANB and DCFI, respectively, certifying as to incumbency and signatures of officers authorized to execute this Agreement and the Related Agreements, and
(iii) a certificate dated as of the Closing Date and validly executed on behalf of each of Circuit City, FNANB and DCFI by an appropriate officer thereof certifying that the conditions specified in Section 8.02(a)-(c) have been satisfied to the extent not waived by Purchaser.

                                       61

     (e) List of Accounts. FNANB shall have delivered to Purchaser a list of Accounts (including Excluded Accounts) in computer tape form containing with respect to each Account and Excluded Account, the account number and information supporting calculation of Accrued Interest and Borrower reward liability, and the Master File extension record.

     (f) No Material Adverse Changes. Since the date hereof, there shall have been no Business Material Adverse Effect.

     (g) Legal Opinions. Circuit City, FNANB and DCFI shall have had furnished to Purchaser opinions of counsel to Circuit City, FNANB and DCFI, in each case dated the Closing Date and addressed to Purchaser and, as appropriate, Insurer and the Rating Agencies pursuant to the securitizations, in form and substance reasonably satisfactory to Purchaser.

     (h) Exchangeable Transferor Certificate. FNANB and DCFI shall have delivered the Exchangeable Transferor Certificate to Purchaser, duly endorsed in blank or in proper form for transfer.

     (i) Consents; Approvals. Circuit City, FNANB and DCFI shall have obtained all other consents and approvals in addition to the Essential Consents that are required to be obtained in connection with the consummation of the transactions contemplated hereby and by the Related Agreements.

     (j) Other Regulatory Approvals. All approvals or authorization of, filings and registrations with, and notifications to, all applicable Governmental Authorities and the Card Associations with respect to the Credit Card Business, if any, required to effect the transactions contemplated hereby or by the Related Agreements shall be in full force and effect and all waiting periods required by law shall have expired or been terminated, and no Unreasonable Condition shall have been imposed by any applicable Governmental Authority in connection herewith.

     (k) Series 2001-B. The Series 2001-B Certificates shall have been paid in full from the proceeds from the Purchase Price.

     SECTION 8.03. Conditions to Obligations of Circuit City, FNANB and DCFI to Close. The obligation of each of Circuit City, FNANB, DCFI to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in its sole discretion), prior to or at the Closing, of each of the following conditions:

     (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Purchaser made in this Agreement which is not, by its terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date (and the representations and warranties of Purchaser contained in this Agreement that are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which

                                       62

shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

     (b) Performance of this Agreement. Each of the obligations to be performed by Purchaser on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly and fully performed in all material respects.

     (c) Closing Deliveries. Purchaser shall have executed and delivered to FNANB the documents specified in Section 3.05, each dated as of the Closing Date.

     (d) Board Resolutions; Incumbency Certificates. FNANB shall have received from Purchaser (i) certified resolutions of Purchaser's Board of Directors authorizing the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, (ii) certificates as to incumbency and signatures of officers authorized to execute this Agreement and the Related Agreements, and (iii) a certificate dated as of the Closing Date and validly executed on behalf of Purchaser by an appropriate officer certifying that the conditions specified in
Section 8.03(a)-(c) have been satisfied.

     (e) Legal Opinion. Purchaser shall have furnished to Circuit City, FNANB and DCFI opinions of counsel to Purchaser in form and substance reasonably satisfactory to Sellers.

     (f) Purchase Price. Purchaser shall have delivered to FNANB the Purchase Price payable in accordance with Section 3.05(a).

                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.01. Survival of Representations and Warranties and Covenants.

     (a) The representations and warranties of each Party contained in this Agreement or in any certificates or other instruments delivered pursuant to this Agreement will terminate on the Closing Date; provided, however, that the right to commence any claim under this Article IX with respect to the respective representations and warranties of Sellers and Purchasers set forth herein shall survive until the date that is 18 months after the Closing Date; and provided, further, that the representations and warranties set forth in Section 5.15 shall survive until the expiration date of the statute of limitations taking into account any extensions and waivers thereof applicable to taxes. Notwithstanding anything contained herein to the contrary, provided that written notice of any bona fide claim for indemnification hereunder shall have been given in accordance herewith within the applicable survival period setting forth in
reasonable   detail   the  basis  of  the  claim  to  the  extent   known,   the
representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is fully and finally resolved.

                                       63

     (b) Those covenants that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms as described herein. This Section 9.01 shall not limit any covenant or agreement of the parties contained in this Agreement that by its terms contemplates performance after the Closing, and shall not extend the applicability of any covenant or agreement of the parties contained in this Agreement that by its terms relates only to a period between the date hereof and the Closing.

     SECTION 9.02. Circuit City's, FNANB's and DCFI's Indemnification of Purchaser. Subject to the terms of this Article IX, from and after the Closing Date, Circuit City, FNANB and DCFI each agree to jointly and severally indemnify, defend, protect, and hold Purchaser and its Affiliates and each of their respective officers, directors, employees, agents, successors and assigns ("Purchaser Indemnified Parties"), harmless from and against (whether in connection with a third party claim or a direct claim) any and all Damages by harm of or resulting from or, arising out of, or relating to:

     (a) The operation of the Credit Card Business by Circuit City, FNANB or DCFI prior to the Closing Date, notwithstanding that the date on which any claim, demand, liability or obligation may arise or become manifest after the Closing Date;

     (b) The inaccuracy of any representation or breach of any warranty of Circuit City, FNANB or DCFI contained in this Agreement (determined without regard to any Knowledge, materiality, dollar limitation or Business Material Adverse Effect qualification contained therein);

     (c) Subject to Section 9.01(b), the failure of Circuit City, FNANB, or DCFI timely to perform any of its covenants or agreements, contained in this Agreement;

     (d) Any failure of Circuit City, FNANB or DCFI to pay, perform and discharge in full any Retained Liabilities;

     (e) The issuance or sale of any Certificate, the Series 2002-A Notes or the Series 2003-A Notes, including any matters arising out of any violation or alleged violation of any Requirements of Law arising prior to the Closing Date, or any breach or alleged breach of any representation, warranty, covenant, obligation, or agreement of Circuit City, FNANB, or DCFI under the Securitization Documents or with respect to any Certificate or the Notes, which breach or alleged breach occurred prior to the Closing Date;

     (f)      Any  Taxes  for  which   Circuit   City,   FNANB,   DCFI  and  any
successors-in-interest thereto shall be liable for pursuant to Section 7.26;

     (g) The obligations and Liabilities that arise from any amendments made to the Securitization Documents on or prior to the Closing Date.

     (h) Any action, suit, proceeding, claim, litigation or any other Damages arising under or in connection with (i) any Retained Assets or Retained Liabilities for any period of time and (ii) any Purchased Assets relating to periods prior to the Closing Date including, without limitation, any of the items on Schedule 5.05;

                                       64

     (i) The failure of any Seller to comply with any applicable bulk sales law.

     SECTION 9.03. Purchaser's Indemnification of Sellers. Subject to the terms of this Article IX, from and after the Closing Date, Purchaser agrees to indemnify, defend, protect, and hold Circuit City, FNANB and DCFI and their respective Affiliates and each of their respective officers, directors, employees, agents, successors and assigns ("Seller Indemnified Parties") harmless from and against (whether in connection with a third party claim or a direct claim) any and all Damages by reason of or resulting from or, arising out of:

     (a) The operation of the Purchased Assets by Purchaser and any of its Affiliates after the Closing Time;

     (b) The inaccuracy of any representation or breach of any warranty of Purchaser contained in this Agreement (determined without regard to any Knowledge, materiality, dollar limitation or Purchaser Material Adverse Effect qualification contained therein);

     (c) Subject to Section 9.01(b), the failure of Purchaser timely to perform any of its covenants or agreements contained in this Agreement;

     (d) Any failure of Purchaser to assume, pay, perform and discharge in full any Assumed Liability;

     (e) The ownership and operation of the Master Trusts after the Closing or any breach or alleged breach of any representation, warranty, covenant, obligation, or agreement of Purchaser under the Securitization Documents or with respect to the Certificates or notes, which breach or alleged breach occurs after the Closing Date;

     (f) Any Taxes for which Purchaser and any successors-in-interest shall be so liable pursuant to Section 7.26;

     (g) The obligations and Liabilities that arise from any amendments made to the Securitization Documents after the Closing Date; and

     (h) The breach of the Licensing Agreement, in accordance with the terms of the Licensing Agreement.

     SECTION 9.04. Tax Consequences of Indemnification. Circuit City, FNANB, DCFI and Purchaser agree that, for purposes of computing the amount of any indemnification payment under this Article IX, any such indemnification payment shall be treated as an adjustment to the Purchase Price for all Tax purposes and that such treatment shall govern for purposes of this Agreement except to the extent that a final determination requires or provides otherwise, in which case payments shall be made in an amount sufficient to indemnify the relevant Party on an after Tax basis.

     SECTION 9.05. Claims.

     (a) Notice of Third Party Claims. The parties agree that in the event that any claim is made, any suit or action is commenced, or any knowledge is received of a state of facts which, if

                                       65

not corrected, may give rise to a right of indemnification for such party hereunder (an "Indemnified Party") from the other party (the "Indemnifying Party"), the Indemnified Party will give written notice to the Indemnifying Party as promptly as practicable after the receipt by the Indemnified Party of notice or knowledge of such claim, suit, action or state of facts. Notice to the Indemnifying Party under the preceding sentence shall be given no later than 15 days after receipt by the Indemnified Party of service of process in the event a suit or action has commenced or 30 days under all other circumstances. The failure to give prompt notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the Indemnifying Party is prejudiced by such failure. Such written notice shall describe such claim in reasonable detail including the sections of this Agreement that form the basis of such claim, copies of all material written evidence thereof, and the estimated amount of the Damages that have or may be sustained by the Indemnified Party. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any such possible claim for indemnification, and each party hereunder will render to the other such assistance as it may reasonably require of the other in order to insure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder. The Indemnifying Party shall have the right to defend, compromise and settle any third party suit, claim or proceeding in the name of the Indemnified Party to the extent that the Indemnifying Party may be liable to the Indemnified Party in connection therewith. The Indemnifying Party shall notify the Indemnified Party within 30 days of having been notified pursuant to this Section 9.05(a) if the Indemnifying Party elects to assume the defense of any such claim, suit or proceeding and employ counsel. The
Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party so elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party's sole expense. If the Indemnifying Party shall undertake to compromise or defend any such claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such claim; provided, however, that the Indemnifying Party shall not settle, compromise or discharge, or admit any liability with respect to any such claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed) unless the relief consists solely of money damages and includes a provision where the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto. Notwithstanding an election to assume the defense of such action or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the
Indemnified Party shall have determined in good faith that an actual or potential conflict of interest makes such representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate, (ii) the
Indemnifying Party shall have authorized the Indemnified Party to employ separate counsel at the Indemnifying Party's expense, or (iii) if the Indemnifying Party elects not to assume or fails to assume the defense. In any event, the Indemnified Party and Indemnifying Party and their counsel shall cooperate in the defense of any claim subject to this Article IX and keep such Persons informed of all developments relating to any such claims, and provide copies of all relevant correspondence and documentation relating thereto. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted

                                       66

liability. If the Indemnifying Party receiving such notice of claim does not elect to defend such claim or does not defend such claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such claim; provided, however, that (i) the Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such claim; (ii) the Indemnified Party's defense of or participation in the defense of any such claim shall not in any way diminish or lessen the obligations of the Indemnifying Party under this Article IX; and (iii) the Indemnified Party shall not settle, compromise, or discharge, or admit any liability with respect to, any such claim without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed), and except as set forth in this Subsection
(a).

     (b) Settlement of Claims. The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit or action against the Indemnified Party without the consent of the Indemnifying Party; provided, however that the Indemnifying Party shall have no further liability in respect thereof.

     (c) Subrogation. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other Persons with respect to any amounts paid by the Indemnifying Party under this Article IX, except no subrogation shall be permitted with respect to the Indemnifying Party's insurer. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the assertion by the Indemnifying Party of any such claim.

     SECTION 9.06. Limitations on Indemnification.

     (a) Notwithstanding anything contained in this Agreement to the contrary, (i) Circuit City, FNANB and DCFI shall not be liable in the aggregate for any amounts for which Purchaser Indemnified Parties are otherwise entitled to indemnification pursuant to Section 9.02(b) unless (x) a claim is timely asserted during the survival period specified in Section 9.01(a), and (y) the aggregate amount of all Damages for which Purchaser Indemnified Parties are entitled to indemnification pursuant to Section 9.02(b) exceeds, on a cumulative basis, $3 million (the "Threshold"), and then only to the extent of such excess, and (ii) Circuit City, FNANB and DCFI shall not be required to make indemnification payments pursuant to Section 9.02(b) to the extent indemnification payments thereunder would exceed in the aggregate $100 million (the "Cap"); provided, however, that Purchaser Indemnified Parties shall be entitled to the full amount of all Indemnities to which it is entitled for any breaches of Section 5.12 and Section 5.15, or in the case of fraud or intentional misrepresentations, in each case without regard to the Threshold or the Cap.

     (b) Notwithstanding anything contained in this Agreement to the contrary, (i) Purchaser shall not be liable for any amounts for which Seller Indemnified Parties are otherwise entitled to indemnification pursuant to
Section 9.03(b) unless (x) a claim is timely asserted during the survival period specified in Section 9.01(a) and (y) the aggregate amount of all Damages for which Seller Indemnified Parties are entitled to indemnification pursuant to
Section 9.03(b) exceeds, on a cumulative basis, the Threshold, and then only to the extent of such excess, and (ii) Purchaser shall not be required to make indemnification payments pursuant to Section 9.03(b) to the extent such indemnification payments would exceed the Cap.

                                       67

     (c) In determining the foregoing Threshold and in otherwise determining the amount to which Indemnified Parties are entitled to assert a claim for indemnification pursuant to this Article IX, no claim for consequential damages, lost profits or opportunity costs shall be taken into account.

     (d) Each of the Parties hereto shall promptly notify, and in any case prior to the Closing, any other Party hereto to the extent such Party possesses Knowledge of facts and circumstances that give rise to a misrepresentation or breach or inaccuracy of a representation or warranty hereunder for the purposes of curing the misrepresentation, breach or inaccuracy with respect to disclosure matters hereunder; provided, however, that any such notification shall not in any manner limit, restrict, preclude or qualify any right of indemnification provided for in this Agreement.

     (e) Indemnity Payments shall be paid in immediately available funds within 10 Business Days after the later of (i) the receipt of a written request from the Party entitled to such Indemnity Payment and (ii) the date of payment of the amount that is the subject of the Indemnity Payment by the Party entitled to receive the Indemnity Payment, except to the extent contested by the Indemnifying Party. All such Indemnity Payments shall be made to the designated account of, and in the manner specified in writing by, the party entitled to such Indemnity Payments.

     SECTION 9.07. Insurance; Tax Benefits.

     (a) Notwithstanding anything herein to the contrary, Damages shall be net of any insurance or other recoveries actually received by the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification. If an Indemnified Party shall have used its commercially reasonable efforts to recover any amounts recoverable under insurance policies and shall not have recovered the applicable Damages in full within 120 days, the Indemnifying Party shall promptly pay upon written request the amount with interest accrued thereon, by which such Damages exceeds the amounts actually recovered. Notwithstanding anything herein to the contrary, nothing herein shall create any affirmative obligation on the part of an Indemnified Party to recover any amounts from any existing insurance policy or to seek additional insurance coverage to insure against any indemnifiable Damages arising pursuant to this Agreement.

     (b) The Indemnified Party shall claim on the appropriate Tax Return any Benefit Item arising from the incurrence or payment of Damages if the Indemnified Party believes such Benefit Item is allowable. Not more than 10 Business Days after filing the Tax Return on which such Benefit Item is claimed, the Indemnified Party shall pay the Indemnifying Party the amount of any realized Tax Benefit arising from such Benefit Item (net of the Tax cost, including the net present value of any reasonably anticipated future Tax cost, to the Indemnified Party or its Affiliates arising from the receipt of the indemnification payment). Notwithstanding the foregoing, if there is a final determination that results in a disallowance of the position giving rise to the Benefit Item, the Indemnifying Party shall refund such payment to the
Indemnified Party within 10 Business Days of receiving notice of such disallowance.

                                       68

     SECTION 9.08. Remedies Exclusive. Except in cases of common law fraud or as otherwise specifically provided herein, the remedies provided in Article IX shall be the exclusive monetary remedies (including equitable remedies that involve monetary payment, such as restitution or disgorgement, other than specific performance, to enforce any payment or performance due hereunder) of the parties hereto from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, of any covenant or agreement contained herein. For the avoidance of doubt, a claim for Damages which may be validly asserted pursuant to any subsection set forth under
Section 9.02 or Section 9.03, as the case may be, may be asserted pursuant to one or more subsections thereunder, if applicable, except that Parties seeking such Damages shall not be entitled to duplicate payments therefor.

                                   ARTICLE X

                                   TERMINATION

     SECTION 10.01. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date only:

     (a) by the mutual written consent of Circuit City, FNANB, DCFI and Purchaser;

     (b) by Circuit City, FNANB, DCFI or Purchaser, upon notification of the non-terminating Parties by the terminating Party, if any permanent injunction or action by any Governmental Authority of competent jurisdiction prohibiting consummation of the transactions contemplated by this Agreement shall have been issued or taken and shall have become final and nonappealable;

     (c) by Circuit City, FNANB, DCFI or Purchaser if the Closing shall not have occurred on or before December 31, 2003 (the "Termination Date"), except to the extent that such failure arises out of, or results from, a material breach by the Party seeking to terminate this Agreement of any representation, warranty, or covenant of such Party contained herein; provided, however, that if the failure to consummate the transactions contemplated hereby by the Termination Date is caused by a delay in satisfying Section 8.01(c) or obtaining any approval of a Governmental Authority necessary to satisfy Section 8.01(d), no Party shall have the right to terminate this Agreement pursuant to this
Section 10.01(c) until the date that is three months after the Termination Date;

     (d)      by  Circuit  City,  FNANB  or DCFI  (i) if  Purchaser  shall  have breached or failed to perform in any material respect any of its representations, warranties, covenants, or other agreements contained in this Agreement, which breach or failure to perform would render any condition to Circuit City's, FNANB's or DCFI's obligations under Sections 8.01 or 8.03 incapable of being satisfied; provided, however, that if such breach or failure to perform is curable by Purchaser through the exercise of its reasonable best efforts, and for so long as Purchaser continues to exercise such reasonable best efforts, none of Circuit City, FNANB or DCFI may terminate this Agreement under this Section 10.01(d); provided, further, that the preceding proviso shall not in any event be deemed to extend the Termination Date, or (ii) if a condition under Section 8.01 to Circuit City's, FNANB's or DCFI's obligations hereunder has been rendered incapable of being satisfied; provided, however, that no Party shall have the right

                                       69

to terminate this Agreement if such Party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein; or

     (e) by Purchaser, (i) if Circuit City, FNANB or DCFI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants, or other agreements contained in this Agreement, which breach or failure to perform would render any condition to Purchaser's obligations under Sections 8.01 or 8.02 incapable of being satisfied; provided, however, that if such breach or failure to perform is curable by Circuit City, FNANB or DCFI through the exercise of its reasonable best efforts, and for so long as such Party continues to exercise such reasonable best efforts, Purchaser may not terminate this Agreement under this
Section 10.01(e); provided, further, that the preceding proviso shall not in any event be deemed to extend the Termination Date, or (ii) if a condition under
Section 8.01 to Purchaser's obligations hereunder has been rendered incapable of being satisfied; and provided, further, that no Party shall have the right to terminate this Agreement if such Party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein.

     SECTION 10.02. Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article X, all further obligations of the Parties (and their respective Affiliates, directors, officers, representatives or agents) under this Agreement (other than obligations contained in Sections 7.04, 7.06 and 11.07 and the Confidentiality Agreement, all of which shall survive termination) shall be terminated without any further Liability or obligation on the part of any Party to the other, provided that nothing herein shall relieve any Party from Liability for any knowing, willful, or fraudulent breach of this Agreement prior to termination.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.01. Notices. All notices, demands, and other communications required to be given to any Party under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service, certified or registered mail, return receipt requested and with first class postage prepaid and regardless of method, addressed to the Party at its address set forth below:

         If to Circuit City,       Circuit City Stores, Inc.
          FNANB or DCFI:           9960 Mayland Drive
                                   Richmond, Virginia  23233
                                   Attn:  President

                                       70

         copy to:                  Sidley Austin Brown & Wood LLP
                                   1501 K Street, N.W.
                                   Washington, D.C.  20005
                                   Attn:  John K. Hughes, Esq.

         If to Purchaser:          Fleet Bank (RI) National Association
                                   c/o Fleet Credit Card Services, L.P.
                                   Mail Stop:  PAEH06601H
                                   680 Blair Mill Road
                                   Horsham, Pennsylvania  19044
                                   Attn:   President and Chief Executive Officer

         copy to:                  Fleet Credit Card Services, L.P.
                                   Mail Stop:  PAEH06603S
                                   680 Blair Mill Road
                                   Horsham, Pennsylvania  19044
                                   Attn:  General Counsel

or to such other addresses as a Party may from time to time designate by notice as provided herein.

     SECTION 11.02. Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by any of the Parties hereto without the prior written approval of the other Parties hereto (which consent may not be unreasonably withheld) and any purported assignment without such consent shall be void; provided, however, that each of Circuit City and FNANB may, without the consent of Purchaser, assign any or all of its rights and obligations hereunder to any of its Affiliates (although no such assignment shall relieve such Parties of their respective obligations to Purchaser or any Indemnified Party hereunder).

     SECTION 11.03. Binding Agreement; No Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, shall confer any rights, benefits, claims or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions of Article IX will inure to the benefit of the Indemnified Parties.

     SECTION 11.04. Entire Agreement. This Agreement, together with the Related Agreements and all Exhibits and Schedules hereto and thereto, which constitute a part of and are incorporated into this Agreement and the Related Agreements, and the Confidentiality Agreement, constitutes the entire agreement between the Parties and supersedes any other agreement, whether written or oral, that may have been made or entered into by any of the Parties (or by any officer or officers of any of such Parties) relating to the matters contemplated hereby. The Parties intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

                                       71

     SECTION 11.05. Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by each of the parties or, in the case of a waiver, by the party waiving compliance. In the course of the planning and coordination of this Agreement, written documents have been exchanged between the parties. Such written documents shall not be deemed to amend or supplement this Agreement. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, representation, warranty or covenant under this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any other condition or of any breach of any such condition of breach or waiver of any other condition or of any breach of any other term, representation, warranty or covenant under this Agreement.

     SECTION 11.06. Expenses. Except as otherwise provided herein, the Parties will each bear their own legal, accounting and other costs in connection with the transactions contemplated hereby, including taxes, if any, that are imposed upon a Party attributable to its activities hereunder whether or not the transactions contemplated hereby are consummated.

     SECTION 11.07. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL
OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.08. Jurisdiction; Venue; Consent to Service of Process.

     (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the state courts of the State of New York or any federal court sitting in the City of New York in New York County and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or the Related Agreements, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any court in the State of New York or, to the extent permitted by law, by removal or otherwise, in such federal court. The parties further agree, to the extent permitted by law, that final and nonappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

     (b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of such Parties hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

                                       72

     (c) It shall be a condition precedent to each party's right to bring any suit, action or proceeding arising out of or relating to this Agreement that such suit, action or proceeding, in the first instance, be brought in a state court located in the State of New York or, to the extent permitted by law, by removal or otherwise, in such federal court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each of the state courts in the State of New York and such federal court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

     (d) No party may move to (i) transfer any such suit, action or proceeding from a state court in the State of New York or such federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a state court in the State of New York or such federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in a state court in the State of New York or such federal court for the purpose of bringing the same in another jurisdiction.

     (e) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a state court in the State of New York or any federal court sitting in the City of New York, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

     (f) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 11.01. Nothing in this Section 11.08 shall affect the right of any party to serve process in any other manner permitted by law.

     SECTION 11.09. Specific Performance and Other Equitable Relief. The parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. In addition to, and not in limitation of, any other remedy available to the Parties, an aggrieved party under this Agreement would be entitled to specific performance of the terms hereof and immediate injunctive relief, without (i) the necessity of proving the inadequacy of money damages as a remedy, and (ii) any requirement of posting any bond. Such remedies and any and all other remedies provided for in this Agreement shall be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever that any Party may otherwise have.

     SECTION 11.10. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                                       73

     SECTION 11.11. Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision shall be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect. To the extent permitted by applicable law, the parties waive any provision that renders any provision of this Agreement invalid, illegal, void or unenforceable in any respect. The parties shall, to the extent lawful and practicable, use their best efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal, void, or unenforceable.

     SECTION 11.12. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     SECTION 11.13. Consents and Approvals. Each of the Parties hereto agrees that, in the event they are to provide any consent or approval under any of the terms of this Agreement, such consent or approval will not be unreasonably withheld, delayed or conditioned.

     SECTION 11.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission.

                            [SIGNATURE PAGE FOLLOWS]

                                       74

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.



                            CIRCUIT CITY STORES, INC.



                            By:/s/Micheal E. Foss
                               -------------------------------------------------
                              Name:Micheal E. Foss
                                    -------------------------------------------
                              Title:SVP & CFO
                                    ------------------------------------------

                            FIRST NORTH AMERICAN NATIONAL BANK



                            By:/s/Daniel P. Tierney
                               -------------------------------------------------
                              Name:Daniel P. Tierney
                                   -------------------------------------------
                              Title:President
                                    ------------------------------------------

                            DC FUNDING INTERNATIONAL, INC.



                            By:/s/Philip J. Dunn
                              --------------------------------------------------
                              Name: Philip J. Dunn
                                    -------------------------------------------
                              Title: President
                                    ------------------------------------------

                            FLEET BANK (RI), NATIONAL ASSOCIATION



                            By:/s/Patrick J. Coll
                               -------------------------------------------------
                            Name: Patrick J. Coll
                                 -------------------------------------------
                            Title:CEO & President
                                 ------------------------------------------

                                       75






     Listing of Exhibits and Schedules for the Purchase and Sale Agreement


Exhibit A         Form of Interim Servicing Agreement
Exhibit B         FNANB, DCFI and Circuit City Officers
Exhibit C         Purchaser Officers
Exhibit D         Form of Settlement Date Statement
Exhibit E         Forms of Valuation Date Statements
Exhibit F         Form of Assignment, Bill of Sale and Assumption Agreement
Exhibit G         Form of Licensing Agreement
Schedule 1.01     Required Amendments to Securitization Documents
Schedule 2.01(a)  Computer File Tape of Accounts
Schedule 2.01(g)  Securitization Documents
Schedule 2.08     Credit Card Marks
Schedule 3.04(b)  Securitization Transfer Agreements
Schedule 5.03     Conflicts; Defaults
Schedule 5.04     Seller Consents
Schedule 5.05     Litigation
Schedule 5.07     Occurrence of Certain Changes
Schedule 5.08     Licenses and Permits
Schedule 5.09(b)  Waiver, Impariment, Alteration or Modification of Account Agreements
Schedule 5.09(q)  Disposition of Accounts
Schedule 5.10     Product or Service Marketing Agreements
Schedule 5.11     Securitization Consents and Approvals
Schedule 5.14     Books and Records
Schedule 7.15     Agreements Remaining in Effect Post-Closing
Schedule 8.01(f)  Essential Consents


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